UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
_____________________________

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DYCOM INDUSTRIES, INC.
(Name of Registrant as Specified in its Charter)

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DYCOM INDUSTRIES, INC.
11780 U.S. Highway 1, Suite 600
Palm Beach Gardens, Florida 33408
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held On November 22, 2016
To Our Shareholders:
The Annual Meeting of Shareholders (the “Annual Meeting”) of Dycom Industries, Inc. (the “Company”) will be held at 11:00 a.m., Eastern Time, on Tuesday, November 22, 2016, at the corporate offices of Dycom Industries, Inc., 11780 U.S. Highway 1, Suite 600, Palm Beach Gardens, Florida 33408.
At the Annual Meeting, you will be asked to:

1.	Elect the two directors named in the Proxy Statement;

2.	Ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for fiscal 2017;

3.	Approve a non-binding advisory vote on executive compensation; and

4.	Transact such other business as may properly be brought before the Annual Meeting, and any adjournments or postponements of the Annual Meeting.
The Board of Directors has fixed the close of business on Monday, October 3, 2016, as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting.

By Order of the Board of Directors,

Richard B. Vilsoet
Vice President, General Counsel and Secretary

Palm Beach Gardens, Florida
October 13, 2016
YOUR VOTE IS IMPORTANT
Whether or not you plan to attend in person, it is important that your shares be represented and voted. Please review the Company’s proxy materials carefully and submit your voting instructions as soon as possible by telephone or through the Internet or by completing, signing, dating and returning the enclosed proxy card in the envelope provided. Instructions for each type of voting are included in the Notice Regarding the Availability of Proxy Materials that you received and in this Proxy Statement. If you attend the Annual Meeting, you may revoke your proxy and vote your shares in person. If you hold your shares through a broker and wish to vote at the meeting, you will need to obtain a proxy from the institution that holds your shares.
If you choose to attend the Annual Meeting, you will be asked to present valid picture identification, and if you hold your shares through a broker, you will be asked to present a copy of your brokerage statement showing your stock ownership as of October 3, 2016. Shareholders without appropriate documentation may not be admitted to the meeting.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON TUESDAY, NOVEMBER 22, 2016
The Notice, Proxy Statement and 2016 Annual Report to Shareholders are available on the Internet at www.proxyvote.com.

DYCOM INDUSTRIES, INC.
11780 U.S. Highway 1, Suite 600
Palm Beach Gardens, Florida 33408
____________________
PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
Tuesday, November 22, 2016
______________
GENERAL INFORMATION
This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Dycom Industries, Inc. (the “Company”) for use at the Annual Meeting of Shareholders to be held on Tuesday, November 22, 2016, at the corporate offices of Dycom Industries, Inc., 11780 U.S. Highway 1, Suite 600, Palm Beach Gardens, Florida 33408, at 11:00 a.m. Eastern Time, or at any adjournments or postponements thereof (the “Annual Meeting”). This Proxy Statement and the accompanying proxy card are being distributed or otherwise furnished to shareholders on or about October 13, 2016.
Why did I receive a one-page Notice in the mail regarding the Availability of Proxy Materials instead of printed proxy materials?
In accordance with rules adopted by the Securities and Exchange Commission (“SEC”), the Company has elected to furnish its proxy materials to shareholders on the Internet, rather than mailing paper copies to each shareholder. Accordingly, on October 13, 2016, the Company sent a Notice Regarding the Availability of Proxy Materials (the “Notice”) to shareholders of record and beneficial owners. You have the ability to access the proxy materials on a website referred to in the Notice or you may request to receive a paper copy of the proxy materials free of charge by following the instructions in the Notice.
What will I be voting on?
The proposals to be voted on at the Annual Meeting are the following:

•	Election of the two directors named in this Proxy Statement;

•	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for fiscal 2017; and

•	A non-binding advisory vote to approve executive compensation (“say-on-pay”).
Who may vote?
The Board of Directors has set October 3, 2016 as the record date for the Annual Meeting. You may vote at the Annual Meeting if you owned shares of the Company’s common stock as of the close of business on October 3, 2016. Each outstanding share of the Company’s common stock is entitled to one vote on each matter to be voted on. As of the record date, there were 31,429,313 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting based on the records of the Company’s registrar and transfer agent, American Stock Transfer & Trust Company.
Who may attend the Annual Meeting?
All shareholders of record at the close of business on October 3, 2016, or their duly appointed proxies, may attend the Annual Meeting. Please be prepared to present valid photo identification for admission to the Annual Meeting. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.
If you hold shares in “street name” (that is, in a brokerage account or through a bank or other nominee) and you plan to attend the Annual Meeting, you will need to bring a copy of a statement reflecting your share ownership as of the October 3, 2016 record date for the Annual Meeting and check in at the registration desk at the Annual Meeting.

What are the voting recommendations of the Board of Directors?
The Board of Directors recommends that you vote your shares:

•	“FOR” the two director nominees named in this Proxy Statement for election to the Board of Directors;

•	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for fiscal 2017; and

•	“FOR” the non-binding advisory vote to approve executive compensation.
How do I vote?
You may vote your shares of Company common stock in any of the following manners:

•
In person. Shareholders of record and beneficial shareholders with shares held in “street name” may vote in person at the meeting. If you hold shares in “street name,” you must also obtain a legal proxy, executed in your favor, from your broker to vote in person at the meeting. You must bring this proxy to the Annual Meeting;

•	By telephone or via the Internet. You may vote by proxy, by telephone or via the Internet by following the instructions provided in the Notice, proxy card or voting instruction card provided; or

•
By mail. If you request paper copies of the proxy materials by mail, you may vote by proxy by signing, dating and returning the proxy card or voting instruction card provided. Please sign the proxy card or voting instruction card exactly as your name appears on the card.

If you are a shareholder of record and you attend the Annual Meeting, you may deliver your completed proxy card or voting instruction card in person. If you hold your shares in “street name” and you wish to vote at the Annual Meeting, you will need to obtain a proxy, executed in your favor, from the broker or nominee that holds your shares and bring this proxy to the Annual Meeting.
What if I hold my shares in “street name”?
Many shareholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. This is often called holding shares in “street name.” As summarized below, there are some distinctions between record shareholders and “street name” holders.
If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered the shareholder of record for those shares, and these proxy materials are being provided directly to you.
If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of those shares and you hold your shares in “street name.” In this case, proxy materials are being forwarded to you by your broker, bank or other nominee. You should follow the voting directions provided by your bank, broker or other nominee. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote and are also invited to attend the Annual Meeting. However, because you are not a shareholder of record, you may not vote these shares in person at the Annual Meeting unless you bring with you a proxy, executed in your favor, from your broker, bank or other nominee.
If you hold your shares in “street name”, it is critical that you provide instructions to, or obtain a proxy from, the record holder if you want your shares to count in the election of directors (Proposal 1) and the non-binding advisory vote to approve executive compensation (Proposal 3).
Can I change my decision after I vote?
Yes. If you are a shareholder of record, you may change your vote or revoke your proxy at any time before it is voted at the Annual Meeting by:

•	Submitting another proxy card bearing a later date than the proxy being revoked prior to the Annual Meeting;

•	Voting again by Internet or telephone prior to the Annual Meeting as described on the proxy card; or

•	Voting again in person at the Annual Meeting.

If you hold your shares in “street name” and wish to change your vote at the Annual Meeting, you will need to obtain a proxy, executed in your favor, from the broker, bank or other nominee that holds your shares and bring the proxy to the Annual Meeting. Without a proxy from the broker, bank or other nominee that holds your shares, you may not vote shares held in “street name” by returning a proxy card or by voting in person at the Annual Meeting.
You also may revoke your proxy prior to the Annual Meeting without submitting a new vote by filing an instrument of revocation with the Secretary of the Company by 5:00 p.m. Eastern Time on Monday, November 21, 2016.
What constitutes a quorum?
The presence in person or by proxy of the holders of a majority of the Company’s common stock will constitute a quorum. A quorum is necessary to transact business at the Annual Meeting. Shares of common stock represented by proxies that reflect abstentions or “broker non-votes” (i.e., shares held by a broker or nominee which are represented at the Annual Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. The Annual Meeting may not commence if a quorum is not present.
Will my shares be voted if I do not provide my proxy?
If you are a shareholder of record and you do not vote or provide a proxy, your shares will not be voted.
Your shares may be voted if they are held in “street name,” even if you do not provide the brokerage firm, bank or other nominee with voting instructions. Brokerage firms have the authority under New York Stock Exchange rules to vote shares for which their customers do not provide voting instructions at least 15 days before the date of the Annual Meeting on ratification of the appointment of the Company’s independent auditor and certain “routine” matters. Under the rules of the New York Stock Exchange, if you do not submit specific voting instructions to your brokerage firm, it will not have the ability to vote your shares in the election of directors or the non-binding advisory vote to approve executive compensation. As a result, if your shares are held in “street name” and you do not submit voting instructions to your brokerage firm, your shares will be treated as “broker non-votes” with respect to the election of directors (Proposal 1) and the non-binding advisory vote to approve executive compensation (Proposal 3), and will not be counted in determining the outcome of those proposals.
Therefore, we urge you to give voting instructions to your brokerage firm, bank or other nominee on all proposals.
What is the effect of an “abstain” vote?
Abstentions are considered to be present and entitled to vote with respect to each relevant proposal, but will not be considered a vote cast with respect to that proposal.
What if I return my proxy card but do not mark it to show how I am voting?
If you sign and return your proxy card but do not indicate instructions for voting, your shares will be voted “FOR” each of Proposals 1, 2 and 3. With respect to any other matter which may properly come before the Annual Meeting, your shares will be voted at the discretion of the proxy holders.
What vote is required to approve each proposal?
The Company has adopted a majority voting standard for uncontested director elections and a plurality voting standard for contested director elections. Under this voting standard, in an uncontested election, a director nominee will be elected if such nominee receives the affirmative vote of a majority of the shares of common stock represented and entitled to vote at the Annual Meeting (that is, the number of votes “for” the nominee exceeds the number of votes cast “against” the nominee). This majority voting standard is further described below under the section entitled “Board of Directors and Corporate Governance Information—Majority Voting Standard” on page 8 of this Proxy Statement.
The affirmative vote of a majority of the shares of common stock represented and entitled to vote at the Annual Meeting is required (i) to ratify the appointment of the Company’s independent auditor and (ii) to adopt the non-binding advisory vote to approve executive compensation.
Will any other matters be voted on at the Annual Meeting?
As of the date of this Proxy Statement, management of the Company knows of no other matter that will be presented for consideration at the Annual Meeting other than those matters discussed in this Proxy Statement. If any other matters properly come before the Annual Meeting and call for a vote of shareholders, your proxy will be voted in the discretion of the persons named as proxies.

Can I receive future proxy materials electronically?
You can help the Company conserve natural resources and reduce the cost of printing and mailing proxy statements and annual reports by opting to receive future mailings electronically. To enroll, please go to the website www.proxyvote.com, with your proxy card in hand, and follow the instructions.
Deadline for Appointment of Proxies by Telephone or the Internet or Returning Your Proxy Card
Shareholders should complete and return the proxy card as soon as possible. To be valid, your proxy card must be completed in accordance with the instructions on it and received by the Company no later than 11:59 p.m., Eastern Time, on Monday, November 21, 2016. If you appoint your proxy by telephone or the Internet, the Company must receive your appointment no later than 11:59 p.m., Eastern Time, on Monday, November 21, 2016. If your shares of common stock are held in “street name,” you should follow the voting directions provided by your bank, broker or other nominee.
* * * *
A copy of the Company’s 2016 Annual Report to Shareholders, including financial statements for the fiscal years ended July 30, 2016 and July 25, 2015, is enclosed with this Proxy Statement, but such documentation does not constitute a part of the proxy soliciting material.

PROPOSAL 1 – ELECTION OF DIRECTORS
The Articles of Incorporation of the Company provide that the Board of Directors shall be divided into three classes, with each class having as equal a number of directors as possible. The Board of Directors currently consists of nine members.
Two director nominees have been nominated for election at the Annual Meeting. The nominees are Eitan Gertel and Anders Gustafsson. Each nominee was selected by the Corporate Governance Committee and approved by the Board of Directors for submission to shareholders of the Company. Mr. Gertel and Mr. Gustafsson are each currently serving a term that expires at the Annual Meeting and each has been nominated for a three-year term expiring at the fiscal 2019 annual meeting. Thomas G. Baxter, a director whose term also expires at the Annual Meeting, has reached the mandatory retirement age for Board members under the Company’s Amended and Restated By-laws and will therefore be deemed to have resigned at the expiration of his current term. In connection with Mr. Baxter’s retirement, the Board of Directors has determined to reduce the size of the Board of Directors from nine members to eight members, effective upon Mr. Baxter’s retirement, and has therefore nominated for election at the Annual Meeting only Mr. Gertel and Mr. Gustafsson. The remaining six directors’ terms will continue, as described below.
The Company’s Amended and Restated By-laws provide for a majority voting standard for the election of directors in uncontested elections of directors, such as that being conducted at the Annual Meeting. Under this standard, a director nominee will be elected only if the number of shares of common stock represented and entitled to vote at the Annual Meeting that vote “for” the nominee exceeds the number of votes “against” that nominee. In the case of contested elections (a situation in which the number of director nominees exceeds the number of directors to be elected), the plurality voting standard will continue to apply. This majority voting standard is further described below under the section entitled “Board of Directors and Corporate Governance Information—Majority Voting Standard” on page 8 of this Proxy Statement.
Each nominee has consented to serve if elected to the Board of Directors. If any director nominee becomes unable to accept nomination or election, which is not anticipated, the persons named as proxies will vote for the election of such other person as the Board of Directors may recommend. Proxies cannot be voted for a greater number of persons than the number of nominees named below.
The names of the nominees for election as a director of the Company and of those directors of the Company continuing in office, their ages, their principal occupations during the past five years, certain other directorships held, their length of service on our Board of Directors, and a summary of their specific experience, qualifications, attributes and skills that led our Board of Directors to conclude that he or she should serve as a director of the Company are set forth below.

NOMINEES FOR ELECTION AT THIS MEETING

Eitan Gertel Director since 2016 Age 54
Mr. Gertel was appointed to the Board of Directors of the Company on February 23, 2016 for a term to last until the Company’s 2016 annual meeting of shareholders. Mr. Gertel served as the Chief Executive Officer and a director of Finisar Corporation from 2008 to 2015 as a result of the completion of the merger between Finisar and Optium Corporation. Prior to that, Mr. Gertel served as Chief Executive Officer and Chairman of the Board of Optium from 2004 to 2008 and as the President and a director of Optium from 2001 to 2004. From 1995 to 2001, Mr. Gertel served as Corporate Vice President and General Manager of the former transmission systems division of JDS Uniphase Corporation, a provider of broadband test and management solutions and optical products.

Mr. Gertel has significant executive-level experience in the telecommunications industry, including experience in business leadership, operations and strategy, and technical experience. This experience allows Mr. Gertel to bring to the Board of Directors knowledge of corporate strategy, corporate finance, and mergers and acquisitions, as well as significant operational knowledge of the industry as a result of the various management positions which he has held.

NOMINEES FOR ELECTION AT THIS MEETING (continued)
Anders Gustafsson Director since 2013 Age 56
Mr. Gustafsson has served as the Chief Executive Officer and a director of Zebra Technologies Corporation since 2007. From 2004 until 2007, Mr. Gustafsson served as Chief Executive Officer of Spirent Communications plc, a publicly traded telecommunications company. From 2000 until 2004, Mr. Gustafsson was Senior Executive Vice President, Global Business Operations, of Tellabs, Inc., a communications networking company, having previously served as President, Tellabs International, as well as President, Global Sales, and Vice President and General Manager, Europe, Middle East and Africa. Earlier in his career, Mr. Gustafsson held executive positions with Motorola, Inc. and Network Equipment Technologies, Inc.

Mr. Gustafsson has extensive executive-level experience in the telecommunications industry covering many areas, including operations, strategy and finance. This experience allows Mr. Gustafsson to bring to the Board of Directors a broad range of skills related to the Company’s industry, including knowledge of corporate strategy, financial controls and accounting, corporate finance, and mergers and acquisitions.

Recommendation of the Board of Directors
The Board of Directors recommends that shareholders vote “FOR” the election of Eitan Gertel and Anders Gustafsson as directors.

DIRECTORS WHOSE TERMS CONTINUE BEYOND THE MEETING

Charles B. Coe Director since 2005 Term Expires 2017 Age 68
Mr. Coe, a 29-year veteran of the telecommunications industry, held various managerial and senior executive positions with Bellsouth Telecommunications, including President of BellSouth Network Services at the time of his retirement in 2001. Mr. Coe held various senior-level management positions at BellSouth with responsibility for, among other things, engineering and operations, including the allocation of corporate resources and investment performance. Mr. Coe is currently a director of Internap Network Services Corporation and Amerisure Mutual Insurance Company.

Mr. Coe has extensive executive-level experience in the telecommunications industry, including experience in business leadership, engineering and operations. In addition to his operational knowledge and as a result of a variety of management positions held, Mr. Coe brings to the Board of Directors a knowledge of financial controls and accounting, corporate finance, and mergers and acquisitions.

Dwight B. Duke Director since 2011 Term Expires 2017 Age 64
Mr. Duke served as Senior Vice President, Business Operations, Service Provider Video Technology Group of Cisco Systems, Inc. from 2006 until his retirement in 2012. From 1998 to 2005, Mr. Duke was Senior Corporate Vice President of Scientific-Atlanta, Inc. and President of its Transmission Networks Systems business. During this period, Mr. Duke was a member of Scientific-Atlanta’s corporate management and corporate operating committees which developed and implemented corporate strategy. Prior to 1998, Mr. Duke was Vice President of the Network Systems Group of Scientific-Atlanta and responsible for that company’s digital video system business.

Mr. Duke has substantial experience in operations management, distribution and marketing for the cable television industry. Mr. Duke also has experience in organization-wide strategic planning, as well as product and major program management. Mr. Duke’s executive-level experience in the telecommunications and cable television industry, and his experience in integrating acquired businesses, allow Mr. Duke to bring to the Board of Directors significant knowledge of corporate strategy, technology, and mergers and acquisitions, particularly within industries closely related to the Company’s business.

DIRECTORS WHOSE TERMS CONTINUE BEYOND THE MEETING (continued)
Laurie J. Thomsen Director since 2015 Term Expires 2017 Age 59
Ms. Thomsen served as an Executive Partner of New Profit, Inc., a venture philanthropy firm, from 2006 to 2010, and she served on its board from 2001 to 2006. Prior to that, from 1995 to 2004, Ms. Thomsen was a co-founder and General Partner of Prism Venture Partners, a venture capital firm investing in healthcare and technology companies. From 1984 until 1995, Ms. Thomsen worked at the venture capital firm Harbourvest Partners in Boston, where Ms. Thomsen was a General Partner from 1988 until 1995. Ms. Thomsen was in commercial lending at U.S. Trust Company of New York from 1979 until 1984. Ms. Thomsen is currently a director of MFS Mutual Funds and The Travelers Companies, Inc.

Ms. Thomsen has extensive experience as a General Partner of a venture capital firm and significant experience and expertise in investments, finance and the development of emerging businesses. In addition, Ms. Thomsen has board experience at publicly traded companies. This experience allows Ms. Thomsen to bring to the Board of Directors substantial knowledge of accounting and financial controls, corporate finance structure and strategy, and governance practices, as well as significant experience with the growth and development of businesses and mergers and acquisitions. Ms. Thomsen’s expertise in investments and private equity also allows her to bring insight into public company management from an investor’s perspective.

Stephen C. Coley Director since 2003 Term Expires 2018 Age 71
Mr. Coley is a Director Emeritus of McKinsey & Company, Inc. Mr. Coley was a Management Consultant with McKinsey & Company, Inc. from July 1975 to his retirement in January 2004. During this period, Mr. Coley led a wide variety of business strategy and organization efforts, principally serving technology and basic industrial clients. Mr. Coley also led McKinsey’s corporate growth practice. Mr. Coley currently serves as Chairman of the Board of Trustees of Underwriters Laboratories Inc. (UL).

A recognized expert and published author on corporate growth, Mr. Coley has extensive general business management experience in corporate strategy and finance for companies in the technology industry, as well as in-depth knowledge of corporate finance structure and strategies, and corporate governance. This experience and knowledge allow Mr. Coley to bring to the Board of Directors meaningful and valuable insight into strategic, financial and capital-related issues.

Patricia L. Higgins Director since 2008 Term Expires 2018 Age 66
Ms. Higgins was President, Chief Executive Officer, and a director of Switch & Data Facilities Company, Inc., a provider of neutral interconnection and colocation services, from September 2000 to her retirement in February 2004. Prior to that, Ms. Higgins served as Chairman and Chief Executive Officer of The Research Board, a consulting and research services company for information technology from May 1999 to August 2000. Prior to 1999, Ms. Higgins also served as Corporate Vice President and Chief Information Officer of Alcoa Inc. and also held senior management positions at UNISYS Corporation, Verizon (NYNEX) and AT&T Inc. Ms. Higgins was a director at Visteon Corporation from 2004 to 2010, Delta Air Lines, Inc. from 2005 to 2007 and SpectraSite Communications, Inc. from 2004 to 2005, and is currently a director of Barnes & Noble, Inc., Internap Network Services Corporation and The Travelers Companies, Inc.

Ms. Higgins held senior executive-level positions in telecommunications, computing and information technology. Ms. Higgins has also had extensive board experience as a director of numerous public companies, including serving as lead director and as a member of a number of audit committees (chairing two), compensation committees (chairing one), governance/nominating committees (chairing one) and chairing one finance committee. This wide-ranging experience allows Ms. Higgins to bring to the Board of Directors substantial knowledge of accounting and financial controls, corporate finance and strategy, and governance practices, as well as a significant depth of understanding into the operation and management of public companies.

Steven E. Nielsen Director since 1996 Term Expires 2018 Age 53
Mr. Nielsen has been the President and Chief Executive Officer of the Company since March 1999; President and Chief Operating Officer from August 1996 to March 1999; and Vice President from February 1996 to August 1996. Mr. Nielsen was a director of SBA Communications Corporation from 2001 to 2009.

Mr. Nielsen’s service as the Company’s Chief Executive Officer and in other leadership roles within the Company allows Mr. Nielsen to bring to the Board of Directors a deep insight into the operations, challenges and complex issues facing the Company itself and the Company’s industry in general.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE INFORMATION
The Company is committed to sound corporate governance and to full compliance with New York Stock Exchange (“NYSE”), SEC and other regulatory and legal requirements. In furtherance of these goals, the Board of Directors has adopted a Business Code of Conduct and Ethics, a Code of Ethics for Senior Financial Officers, Corporate Governance Guidelines and written charters for each of its Audit Committee, Compensation Committee, Corporate Governance Committee and Finance Committee, all of which are available on the Company’s website at www.dycomind.com. Copies of each may also be obtained, without charge, upon written request to the Secretary of the Company at 11780 U.S. Highway 1, Suite 600, Palm Beach Gardens, Florida 33408. These documents are periodically reviewed in light of corporate governance developments and modified as appropriate. Please note that the information contained in or connected to the Company’s website is not intended to be part of this Proxy Statement.
Majority Voting Standard

The Board of Directors has amended the Company’s Amended and Restated By-laws to provide for a majority voting standard for the election of directors. This standard states that in uncontested elections of directors, a director nominee will be elected only if the number of shares of common stock represented and entitled to vote at an annual meeting that vote “for” the nominee exceeds the number of votes “against” that nominee. Pursuant to the standard, a director will tender his or her resignation to the Board of Directors if the director fails to receive the required number of votes. The Board of Directors shall nominate for election or re-election only those candidates who agree to tender, promptly following the person’s failure to receive the required vote for election or re-election at the next annual meeting at which such person would face election or re-election, an irrevocable resignation that will be effective upon the Board of Directors’ acceptance of the resignation. In addition, the standard requires the Board of Directors to fill director vacancies and new directorships only with candidates who agree to tender, promptly following their appointment to the Board of Directors, the same form of irrevocable resignation tendered by incumbent directors.
The Corporate Governance Committee, composed entirely of independent directors, will evaluate and make a recommendation to the Board of Directors with respect to the tendered resignation. In its review, the Corporate Governance Committee will consider any factors that it deems relevant.
The Board of Directors must take action on the Corporate Governance Committee’s recommendation within 90 days following certification of the shareholders’ vote and publicly disclose its decision and the rationale for the decision on a Current Report on Form 8-K with the SEC within four business days after its decision. Absent a determination by the Board of Directors that it is in the best interests of the Company for an unsuccessful incumbent to remain as a director (based on such factors that the Board of Directors deems relevant), the Board of Directors shall accept the resignation. In accordance with the Company’s Corporate Governance Guidelines, an unsuccessful incumbent director will not participate in any deliberations of the Corporate Governance Committee or the Board of Directors with respect to the tendered resignation. The Corporate Governance Guidelines also provide procedures to address a situation in which all members of the Corporate Governance Committee are unsuccessful incumbents.
If the Board of Directors accepts the resignation of an unsuccessful nominee for director, it may fill the resulting vacancy or decrease the size of the Board of Directors in accordance with the Company’s Amended and Restated By-laws or the Company’s Articles of Incorporation. If a director’s resignation is not accepted by the Board of Directors, such director will continue to serve as a director until the next succeeding annual meeting and until his or her successor is duly elected and has qualified, unless otherwise provided in the Company’s Articles of Incorporation, or until the director’s earlier resignation, removal from office or death. In contested elections, the plurality voting standard will continue to apply. A contested election is an election in which the Secretary of the Company determines that the number of director nominees exceeds the number of directors to be elected to the Board of Directors.
Board Leadership Structure
Steven E. Nielsen serves as our Chairman of the Board of Directors and our Chief Executive Officer. The Board of Directors believes that the Company is best served by having one person serve as both Chairman of the Board of Directors and Chief Executive Officer because this structure provides unified leadership and direction. In his capacity as Chief Executive Officer, Mr. Nielsen possesses an intimate knowledge of the daily operations of the Company and its relationships with customers and employees. Calling upon this knowledge, Mr. Nielsen is able to provide the Board of Directors with leadership in setting its agenda and focusing its discussions. As the individual with primary responsibility for managing the Company’s day-to-day operations, Mr. Nielsen is also best positioned to chair regular meetings of the Board of Directors and ensure that key business issues are brought to the attention of the Board of Directors. His in-depth knowledge of the industry, and the issues, opportunities and challenges facing the Company enable decisive leadership with clear accountability. The combined role as Chairman and Chief Executive Officer also ensures that the Company presents its message and strategy to shareholders, employees, customers and other stakeholders with a unified, single voice.

Board independence and oversight of the senior management of the Company are enabled by the presence of independent directors who have substantive knowledge of the Company’s business and have oversight over critical functions of the Company, such as the integrity of the Company’s financial statements, the evaluation and compensation of executive management and the nomination of directors. In accordance with the Company’s Corporate Governance Guidelines, independent directors meet without management present at regularly scheduled executive sessions (at least quarterly). As described below under “—Executive Sessions of Non-Management Directors,” the Company’s independent directors are led by a lead non-management director, currently Stephen C. Coley, who, in accordance with the Company’s Corporate Governance Guidelines, chairs executive sessions of the non-management directors, advises the Chairman and chairs of the committees of our Board of Directors with respect to agendas and ensures that information needs relating to meetings of the Board of Directors and its committees are met. Mr. Coley, along with the other independent directors, brings experience, oversight and expertise from outside the Company and industry, while the Chairman and Chief Executive Officer brings Company and industry-specific experience and expertise.
Board Role in Risk Oversight
The Board of Directors takes an active role in overseeing risks related to the Company both as the full Board of Directors and through its committees. The committees of the Board of Directors are primarily responsible for the oversight of risk as follows:

•	the Audit Committee has oversight over the financial reporting, accounting and internal control risks;

•
the Compensation Committee oversees the Company’s executive compensation arrangements, including the identification and management of risks that may arise from the Company’s compensation policies and practices (see page 21 of this Proxy Statement for a more detailed discussion);

•	the Finance Committee has oversight over liquidity, credit and interest rate risks, and acquisition and disposition plans; and

•
the Corporate Governance Committee has oversight over corporate governance, including establishing practices and procedures that promote good governance and mitigate governance risk, and is also responsible for reviewing the performance of the Board of Directors and individual directors. The Corporate Governance Committee also ensures that each committee of the Board of Directors engages in an annual performance self-evaluation based upon criteria and processes established by the Corporate Governance Committee.

The Board of Directors has determined that the full Board is the most effective structure for the general oversight of risks. The Board of Directors also believes its oversight of risk is enhanced by its current leadership structure as discussed above. The Chief Executive Officer who, in his role of Chairman, chairs regular meetings of the Board of Directors, is best able to understand, evaluate and raise critical business and other risks to the attention of the Board of Directors. The Board of Directors receives regular reports from the committee chairs, as well as reports directly from officers of the Company to ensure it is apprised of risks, how these risks may relate to one another and how management is addressing these risks.
In addition, the Company conducts a periodic enterprise-wide assessment of risks. The risks considered as part of this assessment include those inherent in the Company’s business, as well as the risks from external sources such as competitors, the economy and credit markets, and regulatory and legislative developments. A report is periodically presented to the Board of Directors by management and updates are provided as required. The objectives of the risk assessment process include (i) determining whether there are risks that require additional or higher priority mitigation efforts; (ii) developing a defined list of key risks to be shared with the Audit Committee, the Board of Directors and senior management; (iii) contributing to the development of internal audit plans; (iv) facilitating the NYSE governance requirement that the Audit Committee discuss policies around risk assessment and risk management; and (v) facilitating discussion of the risk factors to be included in Item 1A of the Company’s Annual Report on Form 10‑K.
Shareholding Requirements and Stock Ownership Guidelines
The Board of Directors believes that directors and management should have a significant financial stake in the Company to align their interests with those of the Company’s shareholders. To this effect, the Board of Directors has established stock ownership guidelines that require non-employee directors and the Chief Executive Officer to own certain minimum amounts of Company common stock. In addition, awards of time vesting restricted stock and time vesting restricted stock units granted to the Named Executive Officers (as defined below under “Executive Compensation—Compensation Discussion and Analysis—Introduction” on page 14 of this Proxy Statement) (other than the Chief Executive Officer) and other key employees are subject to shareholding requirements. The shareholding requirements and stock ownership guidelines are further described below under “—Stock Ownership Guidelines for Non-Employee Directors” on page 13 of this Proxy Statement and “Executive Compensation—Compensation

Discussion and Analysis—Stock Ownership Guidelines” and “Executive Compensation—Compensation Discussion and Analysis—Shareholding Requirements” beginning on page 32 of this Proxy Statement.
Board Meetings and Attendance
The Board of Directors held 12 meetings during the fiscal year ended July 30, 2016. During fiscal 2016, all directors attended at least 75% of the meetings of the Board of Directors and the committees of the Board of Directors on which they served during the period. Attendance at the Annual Meeting is expected of all directors as if it were a regular Board meeting. All of the directors then serving on the Board of Directors attended the Annual Meeting of shareholders held on November 24, 2015.
Board Independence
In accordance with the Company’s Corporate Governance Guidelines, the Board of Directors monitors the independence of its members on an ongoing basis using standards set forth in the guidelines. The guidelines reflect the requirements set forth in the NYSE Corporate Governance listing standards. Under these standards, the Board of Directors has determined that each of the eight non-management members of the Board of Directors is independent and that such group constitutes a majority of the Board of Directors. Mr. Nielsen, who serves as our President and Chief Executive Officer, is not independent.
Committees of the Board
The Board of Directors has the authority to appoint committees to perform certain management and administrative functions and currently has (i) an Audit Committee, (ii) a Compensation Committee, (iii) a Corporate Governance Committee, (iv) an Executive Committee and (v) a Finance Committee.
Audit Committee. The Audit Committee met eight times during fiscal 2016. The Audit Committee currently consists of: Charles B. Coe, Stephen C. Coley, Patricia L. Higgins (Chair) and Laurie J. Thomsen. The Board of Directors has determined that each member of the Audit Committee is independent within the meaning of the NYSE Corporate Governance listing standards and the Company’s Corporate Governance Guidelines. In addition, the Board of Directors has reviewed the qualifications and experience of each of the Audit Committee members and determined that all members of the Audit Committee are “financially literate” as defined by the NYSE listing standards. The Board of Directors has determined that the Chair of the Audit Committee, Patricia L. Higgins, qualifies as an “audit committee financial expert” within the meaning of applicable regulations of the SEC, promulgated pursuant to the Sarbanes-Oxley Act of 2002, and has “accounting or related financial management expertise” within the meaning of the NYSE listing standards. The SEC has indicated that the designation of Ms. Higgins as an audit committee financial expert does not make her an “expert” for any purpose, impose any duties, obligations or liability that are greater than the duties, obligations or liability imposed as a member of the Audit Committee and the Board of Directors in the absence of such designation, or affect the duties, obligations or liability of any other member of the Audit Committee or the Board of Directors.
The Audit Committee has responsibility for, among other things, assisting the Board of Directors in the oversight of:

•	the quality and integrity of the Company’s financial statements and related disclosure, internal controls (including information system controls and security) and financial reporting;

•	the Company’s compliance with applicable legal and regulatory requirements;

•	the independent auditor’s qualification, independence and performance;

•	the performance of the Company’s internal audit function and control functions; and

•	approval of the fees paid to the Company’s independent auditor.
Compensation Committee. The Compensation Committee met 13 times during fiscal 2016. The Compensation Committee currently consists of Thomas G. Baxter (Chair), Charles B. Coe, Dwight B. Duke and Laurie J. Thomsen. The Board of Directors has determined that each member of the Compensation Committee is independent within the meaning of the NYSE Corporate Governance listing standards and the Company’s Corporate Governance Guidelines.
The Compensation Committee has responsibility for, among other things:

•	recommending to the Board of Directors the compensation of the directors;

•	determining the compensation of the Chief Executive Officer and approving the compensation of the other executive officers;

•	administering the Company’s equity-based and incentive compensation plans, policies and programs;

•	evaluating the risks and rewards associated with the Company’s overall compensation principles and structure;

•	reviewing and discussing with management the Company’s compensation discussion and analysis included in this Proxy Statement;

•
reviewing and recommending for approval by the Board of Directors (i) the Company’s recommendation with respect to the non-binding shareholder advisory vote on executive compensation and (ii) the frequency of future shareholder advisory votes on executive compensation; and

•
reviewing the results of the non-binding shareholder advisory vote on executive compensation and considering whether to make any adjustments to the Company’s executive compensation policies and practices.

Pursuant to its charter, the Compensation Committee is empowered to hire outside advisors as it deems appropriate to assist it in the performance of its duties. The Compensation Committee has sole authority to select, retain, terminate and approve the fees for any compensation consultant or advisor, and to oversee their work. The Compensation Committee reviews the independence of any compensation consultant under the rules of the SEC and the listing standards of the NYSE to determine whether a conflict of interest exists that would prevent such compensation consultant from independently representing the Compensation Committee. The Compensation Committee has engaged Compensation Strategies, Inc. (“Compensation Strategies”) as an independent executive compensation consulting firm to provide executive compensation consulting services to the Compensation Committee. In fiscal 2016, a representative of Compensation Strategies attended all 13 Compensation Committee meetings.
For additional discussion on the services provided by Compensation Strategies to the Compensation Committee, as well as the Compensation Committee’s role and the process and procedures for the consideration and determination of executive compensation, see “Executive Compensation—Compensation Discussion and Analysis” beginning on page 14 of this Proxy Statement and “Director Compensation—Compensation of Non-Employee Directors” beginning on page 49 of this Proxy Statement.
Corporate Governance Committee. The Corporate Governance Committee met five times during fiscal 2016. The Corporate Governance Committee currently consists of Stephen C. Coley (Chair), Dwight B. Duke, Anders Gustafsson and Patricia L. Higgins. The Board of Directors has determined that each member of the Corporate Governance Committee is independent within the meaning of the NYSE Corporate Governance listing standards and the Company’s Corporate Governance Guidelines.
The Corporate Governance Committee has responsibility for, among other things:

•
recommending to the Board of Directors the director nominees for election by the Company’s shareholders, including those nominees that are recommended by shareholders in accordance with the procedures set forth below under
“—Director Candidates” on page 12 of this Proxy Statement;

•	recommending to the Board of Directors qualified individuals to fill vacancies on the Board of Directors;

•	recommending to the Board of Directors the appointment of officers of the Company;

•	reviewing periodically the number and functions of the five committees of the Board of Directors and recommending to the Board of Directors the appointment of its members to serve on the committees;

•	evaluating on an annual basis the performance of individual directors and the independence of outside directors;

•	evaluating the performance of the Chief Executive Officer on an annual basis and submitting its evaluation to the Compensation Committee;

•	reviewing management succession and development plans;

•	reviewing and making recommendations to the Board of Directors regarding proposals of shareholders that relate to corporate governance;

•	reviewing and recommending to the Board of Directors changes in the Company’s Articles of Incorporation and By-laws;

•	reviewing and assessing the adequacy of the Company’s process of handling communications to and from directors;

•	establishing criteria and processes for, and leading the Board of Directors and each committee in, their respective annual self-evaluations; and

•	developing and monitoring compliance with a set of corporate governance guidelines.

Executive Committee. The Executive Committee met once during fiscal 2016. The Executive Committee currently consists of Thomas G. Baxter, Stephen C. Coley and Steven E. Nielsen (Chair). The Executive Committee is empowered to act for the full Board of Directors during intervals between Board of Directors meetings, with the exception of certain matters that by law may not be delegated.
Finance Committee. The Finance Committee met ten times during fiscal 2016. The Finance Committee currently consists of Thomas G. Baxter, Charles B. Coe (Chair), Anders Gustafsson and Patricia L. Higgins. The Finance Committee has responsibility for, among other things:

•	setting policy for short-term investments;

•	reviewing borrowing arrangements;

•	reviewing financial risk management strategies;

•	reviewing acquisition and disposition plans; and

•	recommending changes in the capital structure and operating budget of the Company.
Code of Ethics for Senior Financial Officers and Business Code of Conduct and Ethics
The Company has adopted a Code of Ethics for Senior Financial Officers and a Business Code of Conduct and Ethics, each of which is a code of ethics as defined in Item 406(b) of Regulation S-K of the Securities Act of 1933. The Code of Ethics for Senior Financial Officers applies to the Chief Executive Officer, Chief Financial Officer, Controller and other employees performing similar functions. The Business Code of Conduct and Ethics applies to all directors, officers, managers and employees of the Company. The Code of Ethics for Senior Financial Officers and the Business Code of Conduct and Ethics reflects the Company’s expectation that its directors, officers and other employees conduct themselves with the highest standard of business ethics. The Company discloses amendments to, or a waiver from, provisions of the Code of Ethics for Senior Financial Officers and the Business Code of Conduct and Ethics by posting such information on the Company’s website at www.dycomind.com.
Executive Sessions of Non-Management Directors
In accordance with the Company’s Corporate Governance Guidelines, non-management directors meet without management present at regularly scheduled executive sessions (at least quarterly). The lead non-management director, who is currently Stephen C. Coley, presides at such sessions.
Communications with the Board of Directors
The Board of Directors has adopted a formal process by which shareholders and other interested parties may communicate with one or more of the Company’s non-management directors, the non-management directors as a group, a committee of the Board of Directors or the full Board of Directors. Shareholders who wish to communicate with a director or director group should direct their communications in writing to:
Dycom Industries, Inc.
c/o Richard B. Vilsoet, Secretary
11780 U.S. Highway 1, Suite 600
Palm Beach Gardens, Florida 33408
Email: corporate.secretary@dycominc.com
The Secretary of the Company has primary responsibility for monitoring director-related communications from shareholders and other interested parties and forwarding collected communications to the intended recipient provided they meet certain criteria. In general, communications are forwarded to the intended director or director group as long as the communications do not relate to ordinary business, legal or administrative matters or other non-substantive or inappropriate matters further described in the Company’s Internal Process for Handling Communications to and from Directors. All concerns and complaints relating to accounting, internal accounting controls or auditing practices, including those reported as a violation of the Code of Business Conduct and Ethics or the Code of Ethics for Senior Financial Officers, will be referred to the Audit Committee in accordance with the Company’s Audit Committee Whistleblower Procedures. Each of the Internal Process for Handling Communications to and from Directors and the Whistleblower Policy and Procedures are available on the Company’s website at www.dycomind.com.

Director Candidates
Pursuant to its charter and the Company’s Corporate Governance Guidelines, the Corporate Governance Committee is responsible for recommending to the Board of Directors the director nominees for election by shareholders of the Company, including those nominees that are recommended by shareholders in accordance with the procedures set forth in the Company’s Amended and Restated By-laws and applicable law. The process followed by the Corporate Governance Committee to identify and evaluate director candidates includes requesting from directors and others recommendations for director candidates, engaging third-party search firms, meeting from time-to-time to evaluate biographical information and background materials relating to potential candidates, and interviewing of selected candidates by members of the Corporate Governance Committee and the Board of Directors.
The Board of Directors and the Corporate Governance Committee believe that the Board of Directors’ membership should reflect the diversity of experience, background, skills, geography and gender required to meet its corporate governance, oversight and advisory functions in a way that is in the best interest of shareholders. This includes ensuring that the Board of Directors has the expertise required to fulfill all of its legal and regulatory requirements, including the requirements for each of its committees. Accordingly, in considering whether to recommend any particular candidate for inclusion in the slate of recommended director nominees, the Corporate Governance Committee will consider numerous attributes, including those described above, as well as the candidate’s integrity, business acumen, knowledge of the Company’s business and industry and experience that will complement the current members of the Board of Directors. The Corporate Governance Committee will also assess whether there is any conflict of interest with respect to the Company and the director nominee. The Corporate Governance Committee does not assign specific weights to particular criteria, and no particular criterion is a prerequisite for a prospective nominee. The Corporate Governance Committee believes that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of background, experience, knowledge and abilities that will allow the Board of Directors to fulfill its responsibilities and operate effectively.
The Corporate Governance Committee considers director nominee candidates from many sources, including shareholders. If a shareholder wishes to recommend a nominee for director, written notice should be sent to the Secretary of the Company in accordance with the instructions set forth under “Additional Information—Proposals for Fiscal Year 2017 Annual Meeting of Shareholders” on page 58 of this Proxy Statement. The Corporate Governance Committee will evaluate shareholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.
Stock Ownership Guidelines for Non-Employee Directors
The Board of Directors has established stock ownership guidelines that require each non-employee director to beneficially own at least 10,000 shares of Company common stock. The Company believes that these guidelines further align the interests of directors with those of shareholders. Please see “Executive Compensation—Compensation Discussion and Analysis—Stock Ownership Guidelines” on page 32 of this Proxy Statement for additional information regarding the guidelines.
Compensation Committee Interlocks and Insider Participation
Thomas G. Baxter, Charles B. Coe, Dwight B. Duke and Laurie J. Thomsen are members of the Compensation Committee. No member of the Compensation Committee is a current or former officer or employee of the Company. In addition, there are no compensation committee interlocks between the Company and other entities involving the Company’s executive officers and the members of the Board of Directors who serve as executive officers of those other entities.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Introduction
This section of the Proxy Statement highlights the Company’s performance during fiscal 2016 and provides an overview and analysis of the Company’s executive compensation program. It discusses the Company’s compensation principles and objectives, compensation-setting process, major elements of compensation paid under its compensation program and other Company compensation-related policies. It also reviews the actions taken by the Compensation Committee of the Board of Directors (the “Compensation Committee”) for fiscal 2016.
For fiscal 2016, our Named Executive Officers were:

•	Steven E. Nielsen, President and Chief Executive Officer;

•	H. Andrew DeFerrari, Senior Vice President, Chief Financial Officer and Treasurer;

•	Timothy R. Estes, Executive Vice President and Chief Operating Officer;

•	Richard B. Vilsoet, Vice President, General Counsel and Secretary; and

•	Kimberly L. Dickens, Vice President and Chief Human Resources Officer.
The Compensation Committee establishes the Company’s overall executive compensation philosophy and oversees the executive compensation program in accordance with its charter. This charter is available on the Company’s website at www.dycomind.com.
Executive Summary
Fiscal 2016 Financial Overview and Strategic Developments. Dycom Industries, Inc. is a leading provider of specialty contracting services throughout the United States and in Canada. In fiscal 2016, the Company experienced continued strong year-over-year growth in the following key financial and operational benchmarks.

•
Contract revenues increased 32.2% to $2.673 billion for fiscal 2016 as compared to $2.022 billion for fiscal 2015. Contract revenues for fiscal 2016 increased 22.7% on an organic basis(1) after excluding revenues from businesses acquired that were not included for the full period in both fiscal 2016 and fiscal 2015 and adjusting for the additional week of operations during the fourth quarter of fiscal 2016 as a result of our 52/53-week fiscal year.

•	Adjusted EBITDA(1) increased 46.9% to $390.0 million for fiscal 2016 as compared to $265.5 million for fiscal 2015.

•	Adjusted Net Income(1) increased 76.0% to $148.4 million for fiscal 2016 as compared to net income of $84.3 million on a GAAP basis for fiscal 2015.
Based on data provided by the Company’s independent compensation consultant, the following table shows the Company’s annualized one-year, three-year and five-year total shareholder return, or “TSR” (defined as stock appreciation and dividends paid for the relevant period), and the Company’s performance relative to the Peer Group:
Total Shareholder Return: Dycom v. Peer Group(2)

TSR	Dycom	Peer Group Median	Peer Group Percentile Rank
1-year TSR	42.4%	3.8%	87%
3-year TSR	52.6%	-3.5%	100%
5-year TSR	40.7%	3.2%	100%
__________

(1)
Organic contract revenues, Adjusted EBITDA and Adjusted Net Income are not measures recognized under generally accepted accounting principles (“GAAP”). The Company has defined organic contract revenues as contract revenues from businesses that are included for the entire period in both the current and prior year periods, adjusted for the additional week in the fourth quarter of fiscal 2016 as a result of the Company’s 52/53 week fiscal calendar. The Company has defined Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, gain on sale of fixed assets, stock-based compensation expense, loss on debt extinguishment, and certain non-recurring items. The Company has defined Adjusted Net Income as net income before loss on debt extinguishment, non-cash amortization of debt discount, certain non-recurring items and any tax impact related to these items. See “Supplemental Information about Fiscal 2016 Financial Overview and Strategic Developments” set forth on Appendix A of this Proxy Statement for a reconciliation of these Non-GAAP financial measures to the corresponding GAAP financial measures.

(2)
TSR data is provided by the Company’s independent compensation consultant and is calculated on an annualized basis as of July 29, 2016. The composition of the Peer Group is set forth below under “Role of Compensation Consultant and Competitive Market Positioning” on page 19 of this Proxy Statement.

The Company continued to take action to create long-term value for shareholders by executing on its strategic goals and operating plan. In fiscal 2016, the Company executed on the following items:

•	Provided services for 1-gigabit full deployments across the United States to a number of customers in multiple metropolitan areas and grew its core market share.

•	Maintained strong operating cash flow which supported growth with its top customers.

•
Issued $485 million principal amount of 0.75% senior convertible notes due September 2021 and used a portion of the net proceeds of the offering to fund the redemption of all of its 7.125% senior subordinated notes due 2021.

•	Repurchased 2,511,578 shares of its common stock for approximately $170.0 million, thereby increasing its equity to leverage future growth opportunities.

•	Reduced its general and administrative expenses as a percentage of contract revenue to 8.1% from 8.8% in fiscal 2015 due to operating leverage on its increased level of operations and cost controls.
2015 Say-On-Pay Advisory Vote Results. We value the opinions of our shareholders as expressed through their votes and other communications and annually submit the executive compensation program to a non-binding shareholder advisory “say-on-pay” vote. In November 2015, the Company held its annual say-on-pay vote and over 99% of the votes cast on the proposal were in favor of the executive compensation program, which was consistent with our 2014 say-on-pay advisory vote. We believe these results demonstrate the continued high degree of support that shareholders have for the executive compensation program. The Compensation Committee reviews the executive compensation program on an ongoing basis to ensure it continues to be aligned with the Company’s pay-for-performance philosophy and general market practices. The next say-on-pay frequency vote will occur at the Company’s 2017 annual meeting of shareholders.
Pay Is “At Risk” and Aligned with Performance. The executive compensation program is designed to maintain a strong link between pay and performance. “At risk” compensation includes annual cash incentive and equity-based awards through which the performance of the Company and the executive is recognized.
Annual cash incentive awards under the annual incentive plan and performance vesting restricted stock units under the equity incentive plans are performance-based awards and represent “at-risk” compensation because they require minimum levels of performance against the Company’s strategic goals and operating plans for any payout to occur. Similarly, stock option awards under the equity incentive plans are performance-based and “at-risk” because the stock price at exercise must exceed the original stock price at the date of grant in order to generate any value.

The following charts illustrate the performance-based nature of the executive compensation program as a percentage of target total direct compensation (which is composed of base salary, target annual cash incentive awards and the grant date fair value of target equity-based incentive awards). For target amounts of annual cash incentive awards and equity-based incentive awards, see the Grant of Plan-Based Awards Table on page 36 of this Proxy Statement:
The target compensation mixes for Mr. Nielsen and Mr. Estes differ from those of the other Named Executive Officers. Mr. Nielsen’s and Mr. Estes’s compensation mixes are designed to place more of their compensation at risk to reflect the greater level of responsibility they have for the Company’s overall performance.
For fiscal 2016, the target percentage of base salary for purposes of the annual cash incentive award was 97.5% of base salary for Mr. Nielsen and 80% of base salary for Mr. Estes. As set forth in the above charts, Mr. Nielsen’s and Mr. Estes’s equity-based incentive awards included stock options, time vesting restricted stock units and performance vesting restricted stock units. The equity incentive amounts for the other Named Executive Officers set forth in the above chart included time vesting restricted stock units and performance vesting restricted stock units. They did not receive stock options.
For fiscal 2016, the annual cash incentive award range for Mr. DeFerrari, Mr. Vilsoet and Ms. Dickens was as follows:

Name	Annual Cash Incentive as a Range of Base Salary	Target Annual Cash Incentive
H. Andrew DeFerrari	40% - 95%	67.5%
Richard B. Vilsoet	30% - 85%	57.5%
Kimberly L. Dickens	20% - 50%	35.0%

In order to achieve its objectives, the Compensation Committee has designed the executive compensation program utilizing three major pay elements:

•
Base salary. Provides a fixed amount of cash compensation for performing day-to-day responsibilities. The Compensation Committee reviews base salary annually and periodically approves increases based on a competitive review of Peer Group and general market practices and a Named Executive Officer’s level of responsibility, experience and individual performance.

•
Annual cash incentive compensation. Provides the opportunity for competitively based annual cash incentive awards for achieving short-term financial performance goals that align with the Company’s business strategy. The Compensation Committee sets award opportunities as a percentage of base salary.

•
Long-term equity-based incentive compensation. Provides the opportunity for competitively based long-term incentive awards in the form of performance vesting restricted stock units, time vesting restricted stock units and/or stock options. Performance vesting restricted stock units are earned based on achieving long-term internal performance goals and the satisfaction of service vesting conditions. Time vesting restricted stock units and stock options are earned based on the satisfaction of service vesting conditions. Awards are payable in Company common stock and facilitate executive stock ownership.

The Compensation Committee considers each pay element individually and all pay elements in the aggregate when making decisions regarding amounts that may be awarded under each of the other pay elements.
Fiscal 2016 Compensation Decisions. The Compensation Committee, in consultation with its independent compensation consultant, regularly reviews the executive compensation program and makes appropriate adjustments to further enhance pay-for-performance alignment. For fiscal 2016, the Compensation Committee took the following actions:

•
Realigned performance measures under the first component of the annual incentive plan, including increasing the threshold contract revenue percentage and reducing the applicable payout percentages. This realignment was necessary due to continued strong year-over-year improvements in the Company’s profitability. Accordingly, the Compensation Committee determined that an increased level of performance should be required in fiscal 2016 to earn a payout level under the first component of the plan comparable to the payout level that was achieved under the first component of the plan for fiscal 2015 performance.

•
Realigned the performance measures for the supplemental award component of the performance vesting restricted stock units. Supplemental units will now begin to be earned if the Company achieves cumulative operating earnings (before asset impairments, performance unit compensation, amounts associated with the extinguishment of debt or termination of debt agreements and amounts for amortization of debt discount) that exceed 5% of contract revenue for the relevant performance period, with the maximum number of supplemental units earned if cumulative operating earnings meet or exceed 10% of contract revenue. Results between 5% and 10% of contract revenue are interpolated for purposes of determining the number of supplemental units earned. This is a change from the performance vesting restricted stock units granted in fiscal 2015 and 2014 which do not interpolate results and which require cumulative operating earnings to exceed 7.5% of contract revenue before any supplemental units are earned. The Compensation Committee believes that this approach better aligns with market practices.

•
Approved base salary increases of 4.00% for Mr. Nielsen and an average of 4.82% for the Named Executive Officers (other than the Chief Executive Officer) as a group. These adjustments were based upon a review of market compensation levels for comparable positions in the Peer Group and in the general market.

•
Increased the target award opportunities under the annual incentive plan for Mr. Nielsen from 90% to 97.5% of base salary and for Mr. Estes from 75% to 80% of base salary. In addition, the Compensation Committee increased the range of the annual cash incentive award opportunity for Mr. DeFerrari from 30% to 85% of base salary to 40% to 95% of base salary.  These increases were based on a review of market compensation levels for comparable positions in the Peer Group.

•
Entered into a new employment agreement with Mr. Nielsen to replace the previously existing agreement which was scheduled to expire in accordance with its terms. The terms of the new employment agreement are substantially identical to those of the previous agreement.

•	Reconfirmed the independence of its compensation consultant under the rules of the Securities and Exchange Commission and the listing standards of the New York Stock Exchange.
Highlights of Compensation Governance Practices. The Company is committed to sound compensation governance practices that support its pay-for-performance philosophy and align the Company’s executive compensation program with the financial interests of the Company’s shareholders. In addition, these compensation governance practices assess whether the level of risk embedded in the Company’s executive compensation program is appropriate. The Compensation Committee continually reviews the executive compensation program and may, from time to time, modify certain aspects to ensure it remains effective.
The Company has adopted a number of executive compensation “best practices”:

•	Stock ownership guidelines for the Chief Executive Officer and non-employee directors.

•
Shareholding requirements for Named Executive Officers (other than the Chief Executive Officer) and key employees who receive awards of time vesting restricted stock and time vesting restricted stock units.

•	Standardized timing of annual equity award grants.

•
Double trigger change of control benefits (including accelerated vesting of outstanding equity awards) provided only if both a change of control occurs and a Named Executive Officer’s employment terminates under certain circumstances.

•	Equity compensation plans which prohibit repricing or cash buyouts of stock options without shareholder approval and require a one-year minimum vesting period for performance-based awards.

•	Full disclosure of incentive plan performance goals.

•	Use of an independent compensation consultant.

•	No golden parachute excise tax gross-ups.

•	Standard defined contribution retirement plan that applies to all employees, with no supplemental arrangements for Named Executive Officers.

•	Perquisites and executive benefits limited to Company-paid premiums for term life insurance and long-term disability insurance.
Compensation Principles and Objectives
The Company’s executive compensation program is designed to reward executive officers who contribute to the Company’s sustained growth and successful attainment of strategic goals and operating plans with total direct compensation that is comparable to those companies with which the Company competes for executive talent. The executive compensation program is designed to maintain a strong link between compensation and performance and is intended to achieve the following objectives:

•	Support the Company’s business goals and strategies by incenting profitable growth and increasing shareholder value;

•	Align the interests of the Named Executive Officers with the long-term interests of our shareholders;

•	Attract, retain and motivate highly performing executives who drive business and financial performance;

•
Link a significant amount of executive compensation to the achievement of performance goals established by the Compensation Committee for the annual incentive plan, and for the performance vesting restricted stock units granted under the equity incentive plans;

•	Promote Company stock ownership; and

•	Mitigate excessive risk-taking.
As discussed below, overall levels of executive compensation are established based on an assessment of the Company’s performance as a whole. Individual executive compensation is determined based on an assessment of the experience and performance of each Named Executive Officer, as well as the compensation levels of comparable positions in the Peer Group and general market practices. Variation in compensation among the Named Executive Officers reflects the different roles, responsibilities, and performance of the Named Executive Officers, as compared to comparable positions in the Peer Group with which the Company competes for talent. In setting the compensation of the Chief Executive Officer, the Compensation Committee applies the same principles that it applies in setting the compensation of other Named Executive Officers such that target total direct compensation is consistent with the principles and objectives of the executive compensation program and, at the same time, competitive with that of other chief executive officers in the Peer Group.
Determining Performance Measures
Consistent with the Company’s pay-for-performance philosophy, the Compensation Committee selects financial performance measures under the annual and long-term incentive plans that support the Company’s short and long-term business plans and strategies, and incent management to focus on actions that create sustainable shareholder value. In setting targets for the short and long-term performance measures, the Compensation Committee considers the Company’s annual and long-term business goals and strategies and certain other factors, including economic and industry conditions. The Compensation Committee sets challenging but achievable performance goals, including those that are attainable only as a result of exceptional performance. The Compensation Committee recognizes that performance goals will change over time to reflect market practices and evolving business priorities. Accordingly, the Compensation Committee continually reassesses the performance measures and goals used.

Role of the Compensation Committee
The Compensation Committee oversees the design of the executive compensation program and is responsible for adopting and periodically reviewing the Company’s executive compensation philosophy, strategy and principles, and overseeing the administration of the program.  In addition, the Compensation Committee annually reviews the performance of the Named Executive Officers and approves their compensation. The Board of Directors has determined that each member of the Compensation Committee is “independent” within the meaning of the New York Stock Exchange corporate governance listing standards and the Company’s Corporate Governance Guidelines. Decisions with respect to determining the amount and form of compensation for the Named Executive Officers are made by the Compensation Committee in accordance with the methodology described below.
To assist the Compensation Committee in making its compensation decisions, management prepares detailed information for certain of the Compensation Committee meetings, which indicates, among other things, the base salary and compensation payouts, both cash and equity, under the Company’s incentive plans over an extended period of time. The overall purpose of this information is to present, in a unified fashion, all of the elements of actual and potential future compensation that may be payable to the Named Executive Officers. This information assists the Compensation Committee in analyzing the individual elements of compensation (including the compensation mix) and the total amount of actual and potential future compensation for a particular performance year.
The Compensation Committee also reviews information regarding the Peer Group, as well as other compensation data, which has been provided by the Committee’s independent compensation consultant, as described below. The Compensation Committee considers the following factors in setting the target total direct compensation for each Named Executive Officer:

•	the individual responsibilities, experience and achievements of the Named Executive Officers and their potential contributions to Company performance;

•	recommendations from senior management (other than for the Chief Executive Officer); and

•	whether the Named Executive Officer’s compensation aligns with the executive compensation program’s overall objectives.
In addition to its responsibilities with respect to executive compensation, the Compensation Committee reviews and makes recommendations to the Board of Directors with respect to the form and amount of compensation of the Company’s non-employee directors.
The Compensation Committee retains the flexibility and discretion to set target total direct compensation levels for the Named Executive Officers at, above or below the median of comparable positions in the Peer Group to recognize factors such as market conditions, job responsibilities, performance, experience, skill sets, and ongoing or potential contributions to the Company.
Role of Compensation Consultant and Competitive Market Positioning
The Compensation Committee possesses the authority under its charter to hire outside advisors to provide it with information as needed in making compensation decisions. The Compensation Committee’s independent compensation consultant, Compensation Strategies, Inc. (“Compensation Strategies”), advised it in connection with setting compensation for the Named Executive Officers for fiscal 2016.
The executive compensation program seeks to provide a mix of target total direct compensation that is aligned with the program’s pay-for-performance principles and is competitive with compensation provided by a peer group of selected publicly traded companies. In determining executive compensation, the Compensation Committee considers a number of factors, including data provided by Compensation Strategies on a market-relevant group of peer companies that are potential competitors for executive talent and each Named Executive Officer’s performance and experience. For fiscal 2016, the peer group (the “Peer Group”) consisted of the following 19 companies from the specialty construction and engineering services industry:

Peer Group(1)
Aegion Corporation
Comfort Systems USA, Inc.
Emcor Group, Inc.
Exterran Holdings, Inc.
Granite Construction, Inc.
Great Lakes Dredge & Dock Corp.
Integrated Electrical Services, Inc.
KBR, Inc.
Layne Christensen Co.
MasTec, Inc.
Matrix Service Company McDermott International, Inc. MYR Group, Inc. Primoris Services Corp. Quanta Services, Inc. Team, Inc. Tetra Tech, Inc. Tutor Perini Corporation Willbros Group, Inc.
__________

(1)
For fiscal 2016, four companies were removed from the Peer Group: Chicago Bridge & Iron Company N.V. due its significant increase in size, and Foster Wheeler AG, Michael Baker Corporation and Pike Electric Corporation because they were no longer publicly traded. Emcor Group, Inc., Great Lakes Dredge & Dock Corp. and KBR, Inc. were added for fiscal 2016 to keep the size of the Peer Group at a relatively consistent number and to ensure that the range of the size of the companies in the Peer Group was consistent with the Company’s market capitalization and annual revenues.

The Compensation Committee, together with its independent compensation consultant, periodically reviews the composition of the Peer Group and updates the Peer Group based on available market information when appropriate. The companies in the Peer Group were selected because, in the judgment of the Compensation Committee, such companies, when taken as a whole, represent companies with which the Company competes for executive talent. Market data for the Peer Group was size-adjusted using a common statistical technique called “regression analysis” to remove significant swings between raw data points, and to construct market pay levels commensurate with the Company’s annual revenues. As discussed below, the Compensation Committee considered Peer Group data to help set executive compensation and evaluate the Company’s annual cash incentive and equity-based compensation mix and levels for fiscal 2016 based on then-current compensation practices and trends.
Unless the Compensation Committee determines that more frequent reviews are warranted, the Compensation Committee’s independent compensation consultant conducts a competitive market positioning review once every two years. In years that the Compensation Committee does not commission a review, it establishes compensation targets for the Named Executive Officers by utilizing the prior year’s compensation amounts, generally making adjustments to those amounts for movements in market compensation levels based on a variety of third-party industry sources, as well as Compensation Strategies’ own proprietary information. In addition, Compensation Strategies provides the Compensation Committee with updated compensation data for the Peer Group.
For fiscal 2016, Compensation Strategies performed a competitive market positioning review that evaluated, on a comparative basis, the competitiveness of target total direct compensation, and of each element thereof, of the Named Executive Officers. This study set forth the 50th percentile of the Peer Group’s target total direct compensation, as well as base salary, target annual cash incentive awards and target long-term equity-based compensation, as a specific dollar amount. Because the Peer Group includes companies both larger and smaller than the Company, as noted above, regression analysis was used to size-adjust the compensation data to reflect the Company’s annual revenues. The information with respect to the target long-term equity-based compensation for each Named Executive Officer was calculated by Compensation Strategies using a grant date value based on a Black-Scholes model valuation and other long-term incentive pricing models.
The table below illustrates the results of this market positioning review with respect to the compensation of the Named Executive Officers relative to the Peer Group median for fiscal 2016:
Fiscal 2016 Target Total Direct Compensation Compared to Peer Group Median

Named Executive Officer	Base Salary	Target Annual Cash Incentive Award	Target Equity-Based Awards	Target Total Direct Compensation
Chief Executive Officer	+9%	+1%	0%	+3%
Chief Financial Officer	-1%	-8%	0%	-2%
Chief Operating Officer	+7%	+1%	0%	+2%
General Counsel	+13%	+3%	0%	+6%
Chief Human Resources Officer	+4%	-34%	-11%	-10%
The Peer Group data constituted one of a number of factors that the Compensation Committee considered in exercising its judgment in making compensation decisions for fiscal 2016. Other significant factors considered by the Compensation Committee in the evaluation and decision-making process included general business and industry conditions, the general economic environment, the Company’s strategic business objectives, and the individual responsibilities, performance, experience and achievements of each Named Executive Officer and his or her potential contributions to Company performance.
Compensation Strategies provides services to the Compensation Committee related to compensation matters for executives and non-employee directors and does not provide any other services to the Company, other than providing general information on trends in, and levels of, overall employee compensation.
In February 2016, Compensation Strategies provided information to the Compensation Committee addressing its independence under the rules of the Securities and Exchange Commission and the listing standards of the New York Stock Exchange. The Compensation Committee concluded that no conflict of interest exists that would prevent Compensation Strategies from independently representing the Compensation Committee.
Role of Executive Officers
The Chief Executive Officer, in consultation with the Compensation Committee, establishes the strategic direction of the Company’s executive compensation program. In the first quarter of each fiscal year, the Chief Executive Officer meets with the Compensation Committee to discuss the prior year financial results and to evaluate and assess the performance of the other Named Executive Officers. This assessment, together with the Compensation Committee’s own judgment, taking into account the results of the most recent competitive market positioning review, is used to evaluate the individual performance and compensation of those Named Executive Officers. The Compensation Committee is solely responsible for evaluating the Chief Executive Officer’s performance and setting the level and elements of his compensation. The Chief Executive Officer is not present when the Compensation Committee discusses and determines his compensation.
Compensation and Risk
The Compensation Committee evaluates risks and rewards associated with the Company’s overall compensation principles and structure of its executive compensation program, and determines the compensation for the Named Executive Officers. Management and the Compensation Committee identify potential risks and reflect those risks in the Company’s design of its executive compensation program. With respect to the elements of compensation:

•	Base salary provides a fixed level of compensation irrespective of Company performance and, therefore, does not encourage risk-taking.

•
Annual cash incentives are designed to reward achievement of short-term performance objectives. Undue risk is mitigated through a combination of plan design and policies which place a cap on the maximum annual cash incentive available to the Chief Executive Officer, the Chief Operating Officer and other Named Executive Officers.

•	Long-term equity-based compensation is administered in a number of ways to mitigate risk:

•
The executive compensation program is designed to deliver a significant portion of an executive’s compensation in the form of long-term incentive opportunities which focuses the executive on maximizing long-term shareholder value and overall financial performance.

•
Performance vesting restricted stock units are only paid out if the Company achieves certain pre-established performance goals that are important drivers of long-term performance, and the maximum number of performance units that may be paid out with respect to an annual performance period or a three-year performance period is capped.

•
The Company has established stock ownership guidelines for the Chief Executive Officer and non-employee directors, and also has shareholding requirements for the other Named Executive Officers with respect to time vesting equity awards granted under the Company’s equity plans as described on page 32 of this Proxy Statement.

•
Named Executive Officers must obtain approval from the Company’s General Counsel before the purchase or sale of any shares of Company common stock, including those contemplated during any window of time where trading is permitted. Requiring approval ensures that executives are unable to use non-public information for personal benefit.

The Compensation Committee reviewed and discussed the findings of this risk assessment with management and believes that the executive compensation program does not motivate employees to take risks that are reasonably likely to have a material adverse effect on the Company.

Major Pay Elements of the Executive Compensation Program and Analysis of Fiscal 2016 Compensation Decisions
The Compensation Committee considers each pay element under the executive compensation program individually and in the aggregate when making decisions regarding amounts that may be awarded to Named Executive Officers.
Annual Base Salaries. Named Executive Officers are provided with a base salary which recognizes the value of the executive’s skills, experience, prior record of achievement, and importance to the Company. Base salary levels are set to attract quality executives, to provide a fixed base of cash compensation, and to recognize the challenges and varied skill requirements of different positions.
Base salaries are reviewed annually and from time to time in connection with a promotion or other change in responsibility. In making his written recommendation to the Compensation Committee, the Chief Executive Officer reviews the performance of the other Named Executive Officers, market compensation levels for comparable positions, the executive’s potential attractiveness to other companies, and the overall financial health and performance of the Company. The Compensation Committee reviews the Chief Executive Officer’s recommendations, and together with its own judgments, sets base salaries relative to the recommendations. The Compensation Committee utilizes a formal study of market compensation levels prepared by its independent compensation consultant in order to evaluate the executives’ base salaries and the Chief Executive Officer’s recommendations.
The Compensation Committee directly sets the base salary for the Chief Executive Officer. In so doing, the Committee reviews the performance of the Chief Executive Officer, market compensation levels as set forth in the independent compensation consultant’s most recent study and other relevant information. In addition, the Compensation Committee reviews the results of the assessment of the Chief Executive Officer’s performance resulting from a formal survey of all of the Company’s non-employee directors which is conducted annually and informal communications from the Company’s non-employee directors.
Based upon a review of market compensation levels for comparable positions in the Peer Group and in the general market, for fiscal 2016, the Compensation Committee approved base salary increases of 4.00% for the Chief Executive Officer and an average of 4.82% for the other Named Executive Officers as a group. The Compensation Committee believes the increases were merited to better align salaries with the Peer Group and current market practices.
The base salary of each Named Executive Officer is set forth in the “Salary” column of the Summary Compensation Table on page 35 of this Proxy Statement.
Annual Cash Incentives. The Committee grants Named Executive Officers an opportunity to earn annual cash incentive awards to recognize and reward individual performance that meaningfully enhances the operations of the Company during a fiscal year. Awards are designed to communicate to executives that good performance is recognized and valued. Furthermore, the Company believes annual cash incentive awards strongly encourage executives to continuously improve their efforts in delivering annual results that are aligned with the Company’s long-term goals.
Annual Cash Incentive Awards—Named Executive Officers other than Chief Executive Officer and Chief Operating Officer. Each fiscal year, the Chief Executive Officer prepares a written recommendation to the Compensation Committee recommending annual cash incentive awards for each of the other Named Executive Officers, other than the Chief Operating Officer. References under this subheading to other Named Executive Officers exclude the Chief Executive Officer and the Chief Operating Officer.
The Chief Executive Officer’s recommendations result from a two-step analysis. First, the overall financial performance of the Company is evaluated in order to determine the appropriate level of total annual cash incentive awards for all eligible employees, including the other Named Executive Officers. Second, the Chief Executive Officer evaluates the individual performance of the other Named Executive Officers against ranges of annual award opportunities that were established at the beginning of the fiscal year and correspond to minimum and maximum percentages of base salary. The purpose of this process is to ensure that individual awards reflect an appropriate balance between the overall financial performance of the Company and the individual executive’s performance.
The Chief Executive Officer presents his evaluation of the individual performance of the other Named Executive Officers and his recommendations regarding the annual cash incentive compensation for each of those officers to the Compensation Committee during the first quarter of the following fiscal year. Within the overall context of the financial performance of the Company, this evaluation has elements of subjectivity and depends on an overall analysis of the effectiveness of the individual executive and his or her ability to meet Company expectations.

After reviewing the recommendations of the Chief Executive Officer, the Company’s fiscal 2016 financial performance and the individual performances of each of Mr. DeFerrari, Mr. Vilsoet and Ms. Dickens, the Compensation Committee approved the following fiscal 2016 annual cash incentive awards:

•
Mr. DeFerrari received $400,000, or 88.9% of his fiscal 2016 base salary, compared to $350,000, or 82.4% of his base salary for fiscal 2015. Mr. DeFerrari’s annual cash incentive award reflected his continued strong leadership of the Company’s financial function.

•
Mr. Vilsoet received $350,000, or 82.4% of his fiscal 2016 base salary, compared to $315,000, or 78.8% of his base salary for fiscal 2015. Mr. Vilsoet’s annual cash incentive award reflected his continued strong management of the Company’s strategic legal issues.

•
Ms. Dickens received $125,000, or 40.5% of her fiscal 2016 base salary, compared to $105,000, or 35.0% of her base salary for fiscal 2015. Ms. Dickens’s annual cash incentive award reflected her continued strong contributions in strengthening the Company’s Human Resources function.

Annual cash incentive awards were paid in October 2016. The annual incentive awards paid to each of the Named Executive Officers is set forth in the “Bonus” column of the Summary Compensation Table on page 35 of this Proxy Statement.
Annual Incentive Plan—Chief Executive Officer and Chief Operating Officer. Annual cash incentive award opportunities for the Chief Executive Officer and the Chief Operating Officer are determined under the Company’s annual incentive plan, which has been previously approved by the Company’s shareholders. These incentive compensation opportunities are determined based upon performance goals established by the Compensation Committee within 90 days following the beginning of each fiscal year in order to qualify such compensation as “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code.
In October 2015, the Compensation Committee established the fiscal 2016 performance goals under the plan. The Chief Executive Officer’s and Chief Operating Officer’s annual incentive plan compensation under either of the two components described below may be reduced (but not increased) by the Compensation Committee through the exercise of its discretion. Compensation paid under the annual incentive plan is designed to be “at-risk” based upon the performance of the Company and, accordingly, has exhibited significant variability from year to year. Over the period from fiscal 2011 through fiscal 2016, the annual payout to the Chief Executive Officer has ranged from approximately 98% to 195% of base salary, averaging approximately 146% of base salary, and the payout for the Chief Operating Officer has ranged from approximately 82% to 160% of base salary, averaging approximately 119% of base salary.
As described in more detail below, for fiscal 2016, the award opportunity under the annual incentive plan comprised two components:

•	First Component: Based on the operating earnings, contract revenues and cash flows of the Company.

•	Second Component: Based on the operating earnings and contract revenues of the Company, as well as the Compensation Committee’s consideration of other financial and non-financial performance factors.
Fiscal 2016 Annual Incentive Award Determination
The following table sets forth the range of potential award payouts and the total annual cash incentive awards paid to Mr. Nielsen and Mr. Estes under the first and second components of the annual incentive plan in fiscal 2016:

Name	Target Award as Percentage of Base Salary	Range of Potential Payout			Actual Award Payout	Actual Award as Percentage of Target	Actual Award as Percentage of Base Salary
		Minimum	Target	Maximum
Steven E. Nielsen(1)	97.5%	$0	$887,250	$1,774,500	$1,774,500	200%	195%
Timothy R. Estes	80.0%	$0	$500,000	$1,000,000	$1,000,000	200%	160%
__________

(1)
Mr. Nielsen would not earn an award under the first component of the annual incentive plan if the award, as calculated under the established performance goals, was less than 10% of his fiscal 2016 base salary.

The amounts awarded to Mr. Nielsen and Mr. Estes are set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 35 of this Proxy Statement.

First Component of Annual Incentive Plan
The first component of the annual incentive plan is determined by assessing fiscal 2016 earnings quality in relation to operating margin performance against a pre-established threshold percentage of contract revenues. The performance goals established by the Compensation Committee for the first component of the annual incentive plan for fiscal 2016 applied a pre-established payout percentage to the Company’s operating earnings (before asset impairments, annual incentive plan compensation, amounts associated with the extinguishment of debt or termination of debt agreements, and amounts for amortization of debt discount) above a threshold percentage (4.0%) of contract revenues. For fiscal 2016, the Compensation Committee increased the threshold percentage of contract revenues from 2.0% to 4.0%. This increase was the result of the Compensation Committee’s determination that due to continued year-over-year improvements in the Company’s profitability levels, a greater level of performance should be required to receive a payout under this component of the plan. The payout percentage varies as a function of the Company’s cash flow ratio, which is measured as the ratio of operating cash flow to net income (before asset impairments, annual incentive plan compensation for the individual, amounts associated with the extinguishment of debt or termination of debt agreements and amounts for amortization of debt discount).
Each year, the Compensation Committee reviews each of the elements included in the annual incentive plan and sets performance goals that reflect the Compensation Committee’s assessment of the Company’s earnings potential and the general economic environment. Accordingly, performance goals may vary from year to year in order to ensure that an appropriate base level of performance is achieved before any award is paid out. This review also ensures that the annual incentive plan performs as designed and incents superior performance aligned with achieving the Company’s strategic goals and operating plans. In October 2015, based on this review, in addition to increasing the threshold percentage of contract revenues as described above, the Compensation Committee decided to reduce the pre-established payout percentage of eligible operating earnings above threshold contract revenues for fiscal 2016 to further incent the achievement of superior performance and appropriately align pay and performance under the annual incentive plan.
For fiscal 2016, the range of pre-established payout percentages was as follows:

Cash Flow Ratio(1)	Pre-established Payout Percentage of Eligible Operating Earnings Above Threshold Contract Revenues
	Steven E. Nielsen	Timothy R. Estes
less than 1.00	0.38%	0.26%
1.00	0.59%	0.37%
1.50	0.80%	0.47%
greater than or equal to 2.00	1.29%	0.76%
__________

(1)	Results are interpolated between the nearest two payout percentages based on the actual cash flow ratio achieved.
The use of a threshold amount ensured that the Company’s performance exceeded a pre-established base level before any award was earned. Thus, under this first component of the plan, no incentive award is earned unless this base level of annual performance has been achieved. The reliance on cash flow and earnings measures in determining the payout amount reflects the importance to the Company of both operating margins and cash flow discipline. As noted above, for fiscal 2016, the Compensation Committee reduced the applicable payout percentages, reflecting continued strong year-over-year improvements in the Company’s profitability levels. As a result of this change, an increased level of performance was required in fiscal 2016 to earn a payout level under the first component of the plan comparable to the payout level that was achieved under the first component of the plan for fiscal 2015 performance.
The fiscal 2016 performance goals provided that acceptable margins without solid cash flows resulted in a reduced award payment, while solid cash flows absent acceptable margins would result in no award payment at all. Once the threshold percentage is achieved, only incremental earnings generate an award payout. The use of both operating earnings and cash flow as performance measures ensures that only high-quality earnings result in the payout of awards, as both income statement and balance sheet performance is required.

Following the completion of audited financial results for fiscal 2016, the Compensation Committee certified the level achieved of the performance goals. The following table sets forth the results achieved against the performance goals and the amounts paid out to Mr. Nielsen and Mr. Estes under the first component:

				Payout under First Component
Name	Eligible Operating Earnings Above Threshold Contract Revenues Attained	Cash Flow Ratio	Payout Ratio Percentage	Maximum Payout as a Percentage of Base Salary	Actual Payout as a Percentage of Base Salary	Award Payout
Steven E. Nielsen(1)	$132,168,322	1.81	1.10%	147%	147%	$1,337,700
Timothy R. Estes	$131,393,822	1.82	0.66%	124%	124%	$775,000
__________

(1)	Mr. Nielsen would not earn an award under this component if the award, as calculated under the established performance goals, was less than 10% of his fiscal 2016 base salary.
Second Component of Annual Incentive Plan
The Compensation Committee initially considers the payout level under the first component of the plan when determining whether Mr. Nielsen and Mr. Estes should be awarded the maximum payout or a lesser amount under the second component of the plan. The Compensation Committee then considers other financial and non-financial performance factors to determine whether the payout level under the second component should deviate from the payout level under the first component of the plan.
For fiscal 2016, the performance goals under the second component were as follows:

Operating Earnings (before asset impairments, annual incentive plan compensation and amounts associated with the extinguishment of debt or termination of debt agreements and amounts for amortization of debt discount)
	Pre-established Payout Percentage of Annual Base Salary
	Steven E. Nielsen	Timothy R. Estes
Less than or equal to 1% of Contract revenues	0%	0%
Greater than 1% of Contract revenues (maximum payout percentage)	48%	36%
Following the completion of audited financial results for fiscal 2016, the Compensation Committee certified that operating earnings (before asset impairments, annual incentive plan compensation, amounts associated with the extinguishment of debt or termination of debt agreements and amounts for amortization of debt discount) exceeded the threshold of 1% of contract revenues, which meant that Mr. Nielsen and Mr. Estes were eligible for the maximum payout under the second component. In determining the amount of the payout to Mr. Nielsen and Mr. Estes under the second component for fiscal 2016, the Compensation Committee considered the payout level under the first component of the plan and determined that no other financial or non-financial performance factors were sufficiently significant to warrant a deviation from the payout level under the first component of the plan.
The following table sets forth the amounts paid out to Mr. Nielsen and Mr. Estes under the second component:

		Payout under Second Component
Name	Percentage of Maximum Amount Attained	Payout as a Percentage of Base Salary	Award Payout
Steven E. Nielsen	100%	48%	$436,800
Timothy R. Estes	100%	36%	$225,000
As a result of the Company’s performance in fiscal 2016, the total amounts calculated for Mr. Nielsen and Mr. Estes under the annual incentive plan were $1,890,652 and $1,092,199, respectively. However, pursuant to the annual incentive plan, annual incentive awards for fiscal 2016 were capped at 195% of Mr. Nielsen’s base salary and 160% of Mr. Estes’s base salary. Accordingly, the total amounts paid to each of Mr. Nielsen and Mr. Estes were $1,774,500 and $1,000,000, respectively. Annual incentive award maximums are designed to ensure that the annual incentive plan does not incent its participants to pursue unduly risky corporate actions, as described above under “—Compensation and Risk.”

Long-Term Equity-Based Compensation. For fiscal 2016, Named Executive Officers were eligible to receive grants of long-term equity-based compensation awards under the Company’s 2012 Long-Term Incentive Plan. Equity-based awards made to the Named Executive Officers have historically been composed of different types of equity-based instruments awarded from time to time, including time vesting restricted stock units, performance-based restricted stock units and stock options. Each year, the mix of equity-based instruments to be awarded is based on the Compensation Committee’s assessment of which share price appreciation-based, and time-based and performance-based full value awards best achieve the executive compensation program’s objectives of:

•	Linking incentive compensation to Company performance;

•	Creating long-term shareholder value;

•	Aligning the financial interests of the Named Executive Officers with the financial interests of shareholders; and

•	Rewarding actions that enhance long-term shareholder returns.
In making this determination, the Compensation Committee takes into consideration key business priorities, Peer Group trends, potential shareholder dilution, general business and industry conditions, the general economic environment, the Company’s strategic business objectives and each Named Executive Officer’s potential contributions to Company performance. Using these factors, the Compensation Committee sets meaningful objectives for the Company’s performance, including the annual performance goals, and for other relevant purposes. In addition, the Compensation Committee considers the long-term incentive value of the equity-based awards to the Named Executive Officers as balanced against the corresponding compensation expense to the Company. As a result, this allocation of equity-based instruments may vary year-over-year because of changes to one or more of the foregoing factors.
Performance vesting restricted stock units focus on long-term operational performance, which creates shareholder value, while stock options and time vesting restricted stock units emphasize the Company’s commitment to shareholder return. Furthermore, these long-term equity awards contain vesting provisions that are important to the retention of key employees. Except with respect to certain terminations following a change of control of the Company, continued employment at the time of vesting is required with respect to unvested long-term equity awards. Thus, the value of issued but unvested long-term equity awards meaningfully encourages key employees to remain with the Company, as terminating employment results in the forfeiture of any unvested value of previously accumulated long-term equity awards. See “Potential Payments Upon Termination of Employment or Change of Control” on page 41 of this Proxy Statement.
The Compensation Committee generally makes grants of long-term equity awards to the Named Executive Officers each December and generally targets the aggregate value of such long-term equity awards to the median of comparable positions in the Peer Group. However, performance vesting equity awards granted to the Chief Executive Officer and Chief Operating Officer have been made in October of each year to comply with Section 162(m) of the Internal Revenue Code. For Named Executive Officers other than the Chief Executive Officer, individual long-term equity awards are recommended by the Chief Executive Officer for consideration and approval by the Compensation Committee. In limited instances, long-term equity awards may also be granted to recognize outstanding performance during the year or at the initiation of employment for newly hired key executives. In fiscal 2016, no equity awards were made to the Named Executive Officers outside of the Company’s normal equity grant cycle.
For fiscal 2016, the Compensation Committee determined that a 40%, 40% and 20% allocation among performance vesting restricted stock units, stock options and time vesting restricted stock units (based on the grant date values provided to the Compensation Committee by Compensation Strategies) would be appropriate for long-term equity awards to be granted to the Chief Executive Officer and the Chief Operating Officer. This allocation was consistent with the allocation of equity awards granted in October 2014 for fiscal 2015. The Compensation Committee believes this allocation (i) reflects current long-term equity-based market compensation trends; (ii) increases the focus on the Company’s long-term financial performance without sacrificing the retention element of long-term equity-based compensation; and (iii) results in decreased shareholder dilution.
As a result of the factors discussed above, the Compensation Committee granted awards to Mr. DeFerrari, Mr. Vilsoet and Ms. Dickens consisting of time vesting restricted stock units and performance vesting restricted stock units. Based on the grant date values provided to the Compensation Committee by Compensation Strategies, these awards resulted in an equity incentive allocation of 25% time vesting restricted stock units and 75% performance vesting restricted stock units to Mr. DeFerrari and Mr. Vilsoet, and an allocation of 30% time vesting restricted stock units and 70% performance vesting restricted stock units to Ms. Dickens. This allocation was consistent with the allocation of equity awards granted to Mr. DeFerrari and Mr. Vilsoet for fiscal 2015. The allocation of equity awards granted to Ms. Dickens for fiscal 2015 was 33% time vesting restricted stock units and 67% performance vesting restricted stock units. The Compensation Committee determined that a mix of performance vesting restricted stock units and time vesting restricted stock units was best for retaining these executive officers and rewarding their contributions to Company performance.

In determining the number of time vesting restricted stock units, performance vesting restricted stock units and stock options to be awarded to the Named Executive Officers, the Compensation Committee uses the average closing price of the Company’s common stock on the New York Stock Exchange for the 45-day trading period ending on the second trading day prior to the applicable date of grant; provided that the 45-day average may not be more than 5% above or below the actual stock price at the end of such 45-day period. This methodology reduces the risk that short-term movements in the Company’s stock price could positively or negatively impact the determination of the number of units or options to be awarded. Due to the application of this methodology, the amounts appearing in the Summary Compensation Table and the Grant of Plan-Based Awards Table included in this Proxy Statement, which are based, in part, on the grant date fair value of the Company’s stock, may, from time to time, fail to reflect the market positioning which was intended.
See “Performance Vesting Restricted Stock Units—Other Named Executive Officers” on page 29 of this Proxy Statement for a more detailed discussion of the performance vesting restricted stock units awarded to Mr. DeFerrari, Mr. Vilsoet and Ms. Dickens for fiscal 2016.
Performance Vesting Restricted Stock Units—Chief Executive Officer and Chief Operating Officer
In October 2015, awards of performance vesting restricted stock units were made to the Chief Executive Officer and the Chief Operating Officer. Performance vesting restricted stock units vest in three annual installments beginning on the anniversary of the date of grant subject to the Company achieving annual pre-tax income and operating cash flow goals (the “Annual Goals”) pre-established by the Compensation Committee for each of fiscal 2016, 2017 and 2018. As discussed below, in addition to the performance units earned when Annual Goals are met, each year, the Chief Executive Officer and the Chief Operating Officer have the opportunity to earn supplemental restricted stock units if the Company achieves cumulative qualifying earnings and operating cash flow ratio goals based on the previous three fiscal years (the “Three-Year Goals”). Upon the satisfaction of the relevant vesting requirements discussed below, each performance vesting restricted stock unit is settled for one share of Company common stock.
At the time the Compensation Committee established the performance goals for the fiscal 2016 awards, it decided not to exclude, with respect to the fiscal 2016 performance period and future performance periods of such awards, the amortization of intangible assets as it related to significant acquisitions made in fiscal 2013 which amortization had previously been excluded for purposes of the fiscal 2014 and 2015 periods of the fiscal 2015 and fiscal 2014 awards. This was because the businesses acquired in fiscal 2013, to which the excluded amortization related, had now been fully integrated into the Company. Previously, at the time the Compensation Committee granted performance vesting restricted stock units for fiscal 2013, it had reviewed the effect of the uncertainties presented by the acquisitions expected to be consummated during fiscal 2013. As a result of this review, the Compensation Committee had decided that (a) in calculating any Annual Goals and Three-Year Goals with respect to fiscal 2013, the performance goals would be determined by excluding (i) amounts attributable to the business, including revenues and expenses, of any significant acquisition by the Company or its subsidiaries during fiscal 2013 and (ii) the costs associated with the acquisition; and (b) in calculating any Annual Goals and Three-Year Goals with respect to the fiscal 2014 and 2015 performance periods, operating earnings (before asset impairments, performance unit compensation and amounts associated with the extinguishment of debt or termination of debt agreements) and net income before incentive plan compensation would be determined by excluding the amortization of intangible assets of significant acquisitions consummated in fiscal 2013. For purposes of the Three-Year Goals under the fiscal 2016 awards, amortization will continue to be excluded with respect to the fiscal 2014 and 2015 periods.
For the annual performance unit awards to vest, the Company’s operating earnings (before asset impairments, performance unit compensation, amounts associated with the extinguishment of debt or termination of debt agreements and amounts for amortization of debt discount) must exceed certain pre-established targets, which are set forth as a percentage of contract revenue. If such operating earnings exceed the pre-established threshold target, the potential annual payout is determined based upon the ratio of operating cash flow to qualifying net income that is achieved for the relevant fiscal year. The components of the Annual Goals and the potential annual payout of performance vesting restricted stock units are set forth in the following table:

Fiscal Year Qualifying Operating Earnings	Potential Vesting Percentage(1)	Fiscal Year Ratio of Operating Cash Flow to Qualifying Net Income	Award Payout Percentage
2.5% or less of Contract revenue	None	—	—
2.51% to 4.99% of Contract revenue	0.1% to 100%	Less than 1.0 1.0 or greater	75% 100%
5.0% or more of Contract revenue	100%	Less than 1.0 1.0 or greater	75% 100%
__________

(1)	For qualifying earnings between 2.51% and 4.99% of contract revenue, the percentage of the potential award vesting is interpolated between 0% and 100%.

Due to the vesting requirements and the general uncertainty regarding the economy, including the industry in which the Company operates, the likelihood that the pre-established targets described above will be achieved may vary greatly from year to year. The use of a threshold amount ensures that performance exceeded a pre-established base level before any award is earned. The reliance on earnings and cash flow measures in determining the level of vesting reflects the importance to the Company of both operating margins and cash flows. Similar to the annual incentive plan, no award is earned absent acceptable margins and the level of award is reduced if the pre-established cash flow criteria are not met. The use of both operating earnings and cash flow as performance measures ensures that both income statement and balance sheet performance are required to earn the maximum award. The Compensation Committee believes that performance targets are set at a level consistent with superior performance.
If the Three-Year Goals are achieved, the Chief Executive Officer and the Chief Operating Officer will each vest in additional restricted stock units of up to 100% of the number of performance units vesting in that fiscal year upon the satisfaction of the relevant Annual Goals. Vesting of these supplemental units occurs only if cumulative operating earnings for the three-year period (before asset impairments, performance unit compensation and amounts associated with the extinguishment of debt or termination of debt agreements and with respect to fiscal 2016 only, amounts for amortization of debt discount) exceed certain pre-established targets, which are set forth as a percentage of contract revenue for the three-year period. For performance vesting restricted stock units granted in fiscal 2016, additional performance units will now begin to be earned if the Company achieves cumulative operating earnings that exceed 5% of contract revenue for the relevant performance period, with the maximum number of supplemental units earned if cumulative operating earnings meet or exceed 10% of contract revenue. Results between 5% and 10% of contract revenue are interpolated for purposes of determining the number of supplemental units earned. This is a change from the performance vesting restricted stock units granted in fiscal 2015 and 2014 which do not interpolate results and which require cumulative operating earnings to exceed 7.5% of contract revenue before any units are earned. The Compensation Committee believes that this approach better aligns with general market practices. No supplemental units will vest if the ratio of operating cash flow to qualifying net income does not equal or exceed 1.0, in each case as measured over the same cumulative three-year period.
The components of the fiscal 2016 Three-Year Goals and the potential payout of performance units are set forth in the following table:

Cumulative Qualifying Earnings for the Applicable Three-Year Period(1)	Cumulative Ratio of Operating Cash Flow to Qualifying Net Income for the Applicable Three-Year Period	Supplemental Payout Percentage
5.00% of Contract revenue	Less than 1.0	0%
10.00% of Contract revenue or greater	1.0 or greater	100%
__________

(1)
Beginning with the fiscal 2016 award, (1) additional performance units will be earned if the Company achieves cumulative operating earnings that exceed 5.00% of contract revenue for the relevant performance period and (2) for cumulative qualifying earnings between 5.00% and 10.00% of contract revenue, the potential supplemental payout percentage is interpolated between 0% and 100%.

Supplemental units are earned only in a fiscal year for which units are awarded for meeting the Annual Goals. Consequently, strong prior performance does not ensure vesting if unaccompanied by current fiscal year performance. The three-year performance required to earn supplemental units is more difficult to achieve than that required to earn an annual target award and is based on the Company’s three-year cumulative operating earnings (adjusted as described above) as a percentage of contract revenue and three-year cumulative operating cash flow performance attained in fiscal 2016. The performance measures selected, operating margin and cash flow, require both income statement and balance sheet performance on a three-year cumulative basis. These performance measures provide that good margins without acceptable cash flows result in reduced vesting of the annual awards or the elimination of vesting of any supplemental awards, while acceptable cash flows absent acceptable margins result in no vesting. Other than a portion of the supplemental units earned pursuant to the awards granted in fiscal 2016 (as discussed below), no supplemental units have vested over the last five years.
The awards of performance vesting restricted stock units granted to the Chief Executive Officer and Chief Operating Officer for fiscal 2016 totaled $1,254,931 in aggregate share value (based on the closing price of a share of Company common stock on the date of grant, October 23, 2015, and the target number of awards under each grant). This amount represented approximately 82% of their aggregate base salaries, with the Chief Executive Officer receiving approximately 85% of his base salary in the form of performance vesting restricted stock units and the Chief Operating Officer receiving 76% of his base salary in the form of performance vesting restricted stock units.
Information regarding the fair market value and target number of performance vesting restricted stock units granted to the Chief Executive Officer and Chief Operating Officer for fiscal 2016 is set forth in the Grant of Plan-Based Awards Table on page 36 of this Proxy Statement.

Determination of Annual Awards
Mr. Nielsen and Mr. Estes were granted awards of performance vesting restricted stock units in fiscal 2016, 2015 and 2014. The annual goals and the three-year goals described above with respect to the fiscal 2016 awards also apply to the fiscal 2015 and 2014 awards, except to the extent that (1) the three-year measurement period is determined by the fiscal year of the grant, (2) operating earnings are not adjusted for amounts for the amortization of debt discount with respect to the fiscal 2015 and 2014 awards and (3) the amortization of intangible assets as it related to significant acquisitions made in fiscal 2013, which had previously been excluded for purposes of the 2014 and 2015 periods of the fiscal 2015 and 2014 awards, is not excluded with respect to the fiscal 2016 performance period of the fiscal 2016 awards. The methodology used to determine achievement of the annual performance goals under the fiscal 2015 and 2014 awards is similar to that used to determine achievement of the annual performance goals under the fiscal 2016 awards.
Based on the Company’s performance for the fiscal 2016 period, Mr. Nielsen and Mr. Estes will vest in the following percentages of their respective target annual awards with respect to their fiscal 2016, 2015 and 2014 grants of performance vesting restricted stock:

Name	Year of Award	Percentage of Contract Revenue Attained	Ratio of Operating Cash Flow to Qualifying Net Income Attained	Percentage of Target Annual Performance Units Attained	Number of Annual Performance Units Vested
Steven E. Nielsen	Fiscal 2016	9.29%	1.75x	100%	3,421
	Fiscal 2015	8.74%	1.79x	100%	7,079
	Fiscal 2014	8.74%	1.79x	100%	6,736
Timothy R. Estes	Fiscal 2016	9.29%	1.75x	100%	2,098
	Fiscal 2015	8.74%	1.79x	100%	4,324
	Fiscal 2014	8.74%	1.79x	100%	4,124
Determination of Three-Year Awards
Based on the Company’s performance for the fiscal 2016 period, Mr. Nielsen and Mr. Estes will vest in the following percentage of their respective target supplemental units with respect to the fiscal 2016 grants:

Name	Percentage of Cumulative Qualifying Earnings Attained	Cumulative Ratio of Operating Cash Flow to Qualifying Net Income Attained	Percentage of Target Supplemental Performance Units Attained	Number of Supplemental Performance Units Vested
Steven E. Nielsen	7.48%	1.65x	49.57%	1,696
Timothy R. Estes	7.48%	1.65x	49.57%	1,040
Mr. Nielsen and Mr. Estes were also granted supplemental awards of performance vesting restricted stock units in fiscal 2015 and 2014. Based on results for fiscal 2016, no supplemental awards were earned with respect to the fiscal 2015 or 2014 grants of performance vesting restricted stock units.
Performance Vesting Restricted Stock Units—Other Named Executive Officers
In December 2015, performance vesting restricted stock units were awarded to Mr. DeFerrari, Mr. Vilsoet and Ms. Dickens. The units vest in three annual installments beginning on the anniversary of the date of grant and are subject to the same Annual Goals applicable to the fiscal 2016 awards of performance vesting restricted stock units granted to the Chief Executive Officer and the Chief Operating Officer. Similar to the fiscal 2016 performance vesting restricted stock units granted to the Chief Executive Officer and the Chief Operating Officer, supplemental award opportunities were granted to Mr. DeFerrari, Mr. Vilsoet and Ms. Dickens. The attainment of performance goals for the annual and supplemental performance period will be determined in a manner consistent with that described above for the Chief Executive Officer and the Chief Operating Officer.
Awards of performance vesting restricted stock units represented $1,091,516 in aggregate share value to Mr. DeFerrari, Mr. Vilsoet and Ms. Dickens (based on the closing price of a share of Company common stock on the date of grant, December 14, 2015, and the target number of awards under each grant). This amount represented 92% of their aggregate base salaries. The value of the individual grants received by Mr. DeFerrari, Mr. Vilsoet and Ms. Dickens was approximately 127% of Mr. DeFerrari’s base salary, approximately 79% of Mr. Vilsoet’s base salary and approximately 60% of Ms. Dickens’s base salary.

Information regarding the fair market value and target number of performance vesting restricted stock units granted to Mr. DeFerrari, Mr. Vilsoet and Ms. Dickens for fiscal 2016 is set forth in the Grant of Plan-Based Awards Table on page 36 of this Proxy Statement.
Determination of Annual Awards
Mr. DeFerrari and Mr. Vilsoet were granted awards of performance vesting restricted stock units in fiscal 2016, 2015 and 2014. Ms. Dickens was not employed by the Company in fiscal 2014 and was granted awards of performance vesting restricted stock units in fiscal 2016 and fiscal 2015 only. The annual goals and the three-year goals set forth above with respect to the fiscal 2016 awards also apply to the fiscal 2015 and 2014 awards, except to the extent that (1) the three-year measurement period is determined by the fiscal year of the grant, (2) operating earnings are not adjusted for amounts for the amortization of debt discount with respect to the fiscal 2015 and 2014 awards and (3) the amortization of intangible assets as it related to significant acquisitions made in fiscal 2013, which had previously been excluded for purposes of the 2014 and 2015 periods of the fiscal 2015 and 2014 awards, is not excluded with respect to the fiscal 2016 performance period of the fiscal 2016 awards. The methodology used to determine achievement of the annual performance goals under the fiscal 2016 awards is similar to that used to determine achievement of the annual performance goals under the fiscal 2015 and 2014 awards.
Based on the Company’s performance for the fiscal 2016 period, Mr. DeFerrari, Mr. Vilsoet and Ms. Dickens will vest in the following percentages of their respective target annual awards with respect to their fiscal 2016, 2015 and 2014 grants of performance vesting restricted stock units (as applicable):

Name	Year of Award	Percentage of Contract Revenue Attained	Ratio of Operating Cash Flow to Qualifying Net Income Attained	Percentage of Target Annual Performance Units Attained	Number of Annual Performance Units Vested
H. Andrew DeFerrari	Fiscal 2016	9.29%	1.75x	100%	2,432
	Fiscal 2015	8.74%	1.79x	100%	5,330
	Fiscal 2014	8.74%	1.79x	100%	4,738
Richard B. Vilsoet	Fiscal 2016	9.29%	1.75x	100%	1,430
	Fiscal 2015	8.74%	1.79x	100%	3,152
	Fiscal 2014	8.74%	1.79x	100%	3,077
Kimberly L. Dickens	Fiscal 2016	9.29%	1.75x	100%	790
	Fiscal 2015	8.74%	1.79x	100%	1,589
	Fiscal 2014	—	—	—	—

Determination of Three-Year Awards

Based on the Company’s performance for the fiscal 2014-2016 period, Mr. DeFerrari, Mr. Vilsoet and Ms. Dickens will vest in the following percentage of their respective target supplemental units with respect to the fiscal 2016 grants:

Name	Percentage of Cumulative Qualifying Earnings Attained	Cumulative Ratio of Operating Cash Flow to Qualifying Net Income Attained	Percentage of Target Supplemental Performance Units Attained	Number of Supplemental Performance Units Vested
H. Andrew DeFerrari	7.48%	1.65x	49.57%	1,206
Richard B. Vilsoet	7.48%	1.65x	49.57%	709
Kimberly L. Dickens	7.48%	1.65x	49.57%	392
Mr. DeFerrari and Mr. Vilsoet were also granted supplemental awards of performance vesting restricted stock units in fiscal 2015 and 2014. Based on results for fiscal 2016, no supplemental awards were earned with respect to fiscal 2015 or 2014 grants of performance vesting restricted stock units. Ms. Dickens did not receive a supplemental award of performance vesting restricted stock units in either fiscal 2015 or 2014.

Stock Options
Stock options generally align the Named Executive Officers’ incentives with those of the Company’s shareholders because stock options have value only if the Company’s stock price increases from the date of grant. Stock options also inherently reward performance, as it is the Company’s performance over an extended period that causes the value of its common stock, and the value of the stock options, to increase.
In December 2015, the Compensation Committee granted stock options having an aggregate grant date value of approximately $1,618,357 based on the Black-Scholes model valuation to the Chief Executive Officer and the Chief Operating Officer at an exercise price equal to the closing price of the underlying Company common stock on the date of grant. The value of the individual stock option grants received by Mr. Nielsen and Mr. Estes was approximately 110% and 98% of their base salaries, respectively. No stock options were granted to Mr. DeFerrari, Mr. Vilsoet or Ms. Dickens in fiscal 2016.
Information regarding stock options awarded during fiscal 2016 is shown in the Grant of Plan-Based Awards Table on page 36 of this Proxy Statement.
Time Vesting Restricted Stock Units
A time vesting restricted stock unit is not subject to performance conditions, but is designed to enhance retention of the Named Executive Officers by rewarding continued employment, as terminating employment results in the forfeiture of the unvested awards. This retention effect is further enhanced as the price of the Company’s common stock increases.
Because the value of time vesting restricted stock units increases as the market value of the Company’s common stock increases, time vesting restricted stock units also incent award recipients to drive performance that leads to improvement in the market value of the Company’s common stock. In addition, the shares of common stock received by the Named Executive Officers (other than the Chief Executive Officer) upon vesting of the time vesting restricted stock units are subject to shareholding requirements, see “Shareholding Requirements” on page 32 of this Proxy Statement.
In December 2015, time vesting restricted stock units having an aggregate grant date value of approximately $962,251 were granted to the Named Executive Officers. The value of the individual grants received by the Named Executive Officers was approximately 40% of Mr. Nielsen’s base salary, 35% of Mr. Estes’s base salary, 42% of Mr. DeFerrari’s base salary, 26% of Mr. Vilsoet’s base salary and 25% of Ms. Dickens base salary. The time vesting restricted stock units will vest in four annual installments beginning on or about the anniversary of the grant.
Information regarding the fair value and the number of time vesting restricted stock units that the Named Executive Officers were granted during fiscal 2016 is shown in the Grant of Plan-Based Awards Table on page 36 of this Proxy Statement.
Other Benefits
The Company provides a range of retirement and health and welfare benefits that are designed to assist in attracting and retaining employees and to reflect general industry competitive practices. The Named Executive Officers are eligible for the following benefits:
401(k) Plan. The Company maintains a tax qualified defined contribution retirement plan (the “401(k) Plan”) that covers substantially all salaried and hourly employees. Each of the Named Executive Officers participates in the 401(k) Plan. Participants may contribute up to 75% of their compensation on a before-tax basis into their 401(k) Plan accounts, subject to statutory limits. In addition, the Company matches an amount equal to 30% for each dollar contributed by participants on the first 5% of their eligible earnings.
Because the 401(k) Plan is a tax qualified retirement plan, the Internal Revenue Code limits the “additions” that can be made to a participant’s 401(k) Plan account each calendar year. “Additions” include Company matching contributions, before-tax contributions made by a participant and participant after-tax contributions. In addition, the Internal Revenue Code limits the amount of annual compensation that may be taken into account in computing benefits under the 401(k) Plan.
The Company does not maintain any defined benefit pension plan, non-tax qualified supplemental retirement plan or non-tax qualified deferred compensation plan.
Health and Welfare Plans. Benefits for active employees such as medical, dental, vision, life insurance and disability coverage are available to substantially all salaried and hourly employees through our flexible benefits plan. Employees contribute to the cost of the benefits plan by paying a portion of the premium costs.

Named Executive Officers participate in the medical, dental and vision plans on terms identical with those afforded all other employees. In addition, the Company provides certain key employees, including the Named Executive Officers, with additional life insurance and disability coverage at no cost to the individual. The amount paid on behalf of the Named Executive Officers is set forth in the “All Other Compensation” column of the Summary Compensation Table on page 35 of this Proxy Statement.
Perquisites and Executive Benefits. The Company provides executive officers, including the Named Executive Officers, with limited perquisites and executive benefits, namely, premiums paid by the Company for group term life insurance and long-term disability insurance. As described above, the Company also provides matching contributions to the Dycom Industries, Inc. Retirement Savings Plan on the same basis as those matching contributions made for all other employees of the Company. The Compensation Committee periodically reviews the perquisites provided to the Company’s executive officers under the executive compensation program.
Severance and Change of Control Benefits
Messrs. Nielsen, Estes, DeFerrari and Vilsoet are provided with severance benefits under individual arrangements negotiated with the Company. The Company provides for the payment of severance benefits to these executives upon certain types of employment terminations both prior to and following a change of control. If an executive’s employment terminates on or following a change of control under certain circumstances, the Company provides for the vesting of certain equity-based awards. Providing severance and change of control benefits assists the Company in attracting and retaining executive talent and reduces the personal uncertainty that executives are likely to feel when considering a corporate transaction. These arrangements also provide valuable retention incentives that focus executives on completing such transactions, thus enhancing long-term shareholder value. The terms and payment amounts reflect the Compensation Committee’s determination of competitive practices at those companies that the Company competes with for executive talent at the time the arrangements were entered into and were based, in part, on market information provided by its independent compensation consultant.
The terms of the individual arrangements, and a calculation of the estimated severance benefits that would be payable to each executive under their respective arrangements upon the occurrence of certain events, are set forth under the Potential Payments upon Termination of Employment or Change of Control table beginning on page 41 of this Proxy Statement.
Stock Ownership Guidelines
The Board of Directors has established stock ownership guidelines for the Chief Executive Officer and the non-employee directors to further align their economic interests with those of the Company’s shareholders. Under these guidelines, stock ownership includes shares (including time vesting restricted stock units) owned directly or held in trust by an individual. It does not include shares that an individual has the right to acquire through stock options or performance vesting restricted stock or performance vesting restricted stock units. The Board of Directors has set the minimum number of shares under the guidelines at 265,000 shares for the Chief Executive Officer and 10,000 shares for each non-employee director.
In order to satisfy the ownership thresholds, each individual is required to retain 50% of the net after-tax shares that he or she acquires under the Company’s equity plans until the thresholds are achieved. No sales of existing shareholdings are permitted until the required thresholds are attained, but once attained, the individual may sell any shares that exceed the applicable threshold.
The Board of Directors periodically reviews the stock ownership guidelines and may make adjustments. The guidelines are expected to be met within five years of the date they were established or, if later, from the date that the individual initially joins the Board of Directors or is appointed to the position of Chief Executive Officer. As July 30, 2016, Mr. Nielsen held a total of approximately 650,000 shares of the Company’s common stock and exceeded the stock ownership threshold. In addition, each non-employee director has either exceeded the stock ownership threshold or is making satisfactory progress toward achieving the threshold.
Shareholding Requirements
Named Executive Officers (other than the Chief Executive Officer) and other key employees who receive awards of time vesting restricted stock and time vesting restricted stock units are generally subject to shareholding requirements. As each grant vests, the recipient is required to retain on account with the Company’s stock transfer agent one-half (50%) of the shares that have vested, net of shares withheld to pay taxes. The shareholding requirement continues until the shares on account are equal in value to the recipient’s base salary then in effect. From that point forward, the recipient is free to sell shares that vest subsequently, but must continue to hold on account those shares required to satisfy the applicable threshold until termination of employment with the Company. All restrictions on those shares held by the transfer agent lapse 90 days after the recipient is no longer employed by the

Company. As of July 30, 2016, all of the Named Executive Officers have either exceeded their respective goals or are making satisfactory progress towards achieving their goals.
Reflecting these requirements, as of July 30, 2016, Company employees (other than the Chief Executive Officer) collectively held, on account with the Company’s stock transfer agent, a total of approximately 112,660 shares. The Named Executive Officers (other than the Chief Executive Officer), individually held the following number of shares pursuant to this shareholding requirement:

Name	Number of Shares Held as of July 30, 2016
Timothy R. Estes	7,992
H. Andrew DeFerrari	13,510
Richard B. Vilsoet	5,435
Kimberly L. Dickens	794
Tax Deductibility of Compensation
Section 162(m) of the Internal Revenue Code (and the regulations promulgated thereunder) precludes a public corporation from taking an income tax deduction in any one year for compensation in excess of $1 million for its named executive officers (excluding the Chief Financial Officer) employed on the last day of the fiscal year, unless certain specific performance goals are satisfied. While the executive compensation program seeks to maximize the tax deductibility of compensation payable to the Named Executive Officers by having such compensation qualify as qualified performance-based compensation, the Compensation Committee retains the flexibility and discretion to compensate Named Executive Officers in a manner intended to promote varying corporate goals, even if certain amounts that may be payable in excess of $1 million may not be deductible under Section 162(m). For fiscal 2016, the Company estimates that approximately $1.4 million of executive compensation expenses will not be deductible under Section 162(m).
Internal Revenue Code Section 409A
Internal Revenue Code Section 409A regulates the tax treatment of most forms of nonqualified deferred compensation. The Company believes it is in compliance with Code Section 409A and the regulations promulgated thereunder.
Accounting Rules
The Compensation Committee takes into consideration the accounting treatment of equity-based incentive awards under Financial Accounting Standards Board Accounting Standard Codification Topic 718, Compensation-Stock Compensation when determining the form and timing of equity grants to employees, including the Named Executive Officers. The accounting treatment of such grants, however, is not determinative of the type, timing or amount of any particular grant of equity-based incentive award made to the Company’s employees.

Compensation Committee Report
The Compensation Committee has reviewed and discussed with management the preceding Compensation Discussion and Analysis as required by Item 402(b) of Regulation S-K. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended July 30, 2016.
The foregoing report has been furnished on behalf of the Board of Directors by the undersigned members of the Compensation Committee.

Compensation Committee
Thomas G. Baxter, Chair Charles B. Coe Dwight B. Duke Laurie J. Thomsen

Summary Compensation Table
The following table sets forth the compensation of our Chief Executive Officer, Chief Financial Officer and the next three highest paid individuals serving as executive officers on July 30, 2016.

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)(4)(5)	Option Awards(2)	Non-Equity Incentive Plan Comp- ensation(1)	All Other Comp- ensation(3)	Total(6)
Steven E. Nielsen	2016	$910,000	$—	$1,139,740	$1,003,198	$1,774,500	$6,942	$4,834,380
President and Chief Executive Officer	2015	$875,000	$—	$938,844	$1,096,711	$1,575,000	$7,072	$4,492,627
	2014	$841,369	$—	$882,234	$797,042	$826,481	$5,600	$3,352,726
H. Andrew DeFerrari	2016	$450,000	$400,000	$760,260	$—	$—	$6,289	$1,616,549
Senior Vice President and Chief Financial Officer	2015	$425,000	$350,000	$673,684	$—	$—	$5,507	$1,454,191
	2014	$404,984	$232,866	$516,827	$—	$—	$5,647	$1,160,324
Timothy R. Estes	2016	$625,000	$—	$698,876	$615,159	$1,000,000	$10,092	$2,949,127
Executive Vice President and Chief Operating Officer	2015	$600,000	$—	$573,535	$669,988	$900,000	$9,775	$2,753,298
	2014	$574,989	$—	$540,150	$487,984	$470,212	$8,445	$2,081,780
Richard B. Vilsoet	2016	$425,000	$350,000	$447,226	$—	$—	$6,185	$1,228,411
Vice President, General Counsel and Secretary	2015	$400,000	$315,000	$398,378	$—	$—	$5,239	$1,118,617
	2014	$382,497	$219,936	$335,695	$—	$—	$5,183	$943,311
Kimberly L. Dickens	2016	$309,000	$125,000	$262,596	$—	$—	$6,056	$702,652
Vice President and Chief Human Resources Officer	2015	$299,999	$105,000	$224,970	$—	$—	$11,794	$641,763

(1)	Bonuses and incentive compensation awards under the Annual Incentive Plan for the fiscal year ended July 30, 2016 were paid in October 2016.

(2)
Amounts in these columns present the aggregate grant date fair value of stock and option awards granted during the relevant fiscal years computed in accordance with Financial Accounting Standards Board Accounting Standard Codification Topic 718, Compensation-Stock Compensation (“FASB ASC 718”). These amounts do not reflect whether the recipient has actually realized or will realize a financial benefit from the awards (such as by exercising stock options). For performance based awards included in the “Stock Awards” column, the grant date fair value represents the probable outcome of the awards rather than the maximum potential value. Please refer to “—Compensation Discussion and Analysis—Long-Term Equity-Based Compensation” beginning on page 26 of this Proxy Statement for a description of the performance vesting restricted stock units, stock options and time vesting restricted stock units (see footnotes 4 and 5 below for the maximum potential value of all stock based awards). For information on the valuation assumptions used in these computations, see Note 15 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended July 30, 2016. The terms applicable to the stock awards and the option awards granted for the fiscal year ended July 30, 2016 are set forth below in the Grant of Plan-Based Awards Table.

(3)
All Other Compensation for fiscal 2016 consists of (i) Company contributions to the Dycom Industries, Inc. Retirement Savings Plan (Mr. Nielsen — $5,550; Mr. DeFerrari — $4,957; Mr. Estes — $5,778; Mr. Vilsoet — $3,881; Ms. Dickens — $4,724); (ii) premiums paid by the Company for group term life and long-term disability insurance (Mr. Nielsen — $1,392; Mr. DeFerrari — $1,332; Mr. Estes — $4,314; Mr. Vilsoet — $2,304; Ms. Dickens — $1,332).

(4)
The maximum potential grant date fair value for the fiscal 2016 performance vesting restricted units in the “Stock Awards” column in the above table was as follows: Mr. Nielsen — $1,555,817; Mr. DeFerrari — $1,141,094; Mr. Estes — $954,045; Mr. Vilsoet — $671,269; and Ms. Dickens — $370,668. The number of performance vesting restricted stock units that will vest could be as low as zero depending on performance over the relevant period and the value realized will depend on the stock price at the time of vesting.

(5)
The grant date fair value for the fiscal 2016 time vesting restricted units included in the “Stock Awards” column in the above table was as follows: Mr. Nielsen — $361,831; Mr. DeFerrari — $189,713; Mr. Estes — $221,853; Mr. Vilsoet — $111,591; and Ms. Dickens — $77,262. The value realized will depend on the stock price at the time of vesting.

(6)	Represents total of all columns in table.

Grant of Plan-Based Awards Table
The following table sets forth certain information with respect to grants of restricted stock units and stock options under the 2012 Long-Term Incentive Plan and the potential range of awards that were approved under the Annual Incentive Plan for each of the Named Executive Officers for the fiscal year ended July 30, 2016.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3)	All Other Option Awards: Number of Securities Underlying Options(4)	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards(5)
		Threshold	Target	Maximum	Threshold	Target	Maximum
Steven E. Nielsen	10/23/2015	$—	$887,250	$1,774,500	—	—	—	—	—	$—	$—
	10/23/2015	$—	$—	$—	77	10,264	20,528	—	—	$—	$777,909
	12/14/2015	$—	$—	$—	—	—	—	4,627	—	$—	$361,831
	12/14/2015	$—	$—	$—	—	—	—	—	22,231	$78.20	$1,003,198
H. Andrew DeFerrari	12/14/2015	$—	$—	$—	—	—	—	2,426	—	$—	$189,713
	12/14/2015	$—	$—	$—	55	7,296	14,592	—	—	$—	$570,547
Timothy R. Estes	10/23/2015	$—	$500,000	$1,000,000	—	—	—	—	—	$—	$—
	10/23/2015	$—	$—	$—	47	6,294	12,588	—	—	$—	$477,022
	12/14/2015	$—	$—	$—	—	—	—	2,837	—	$—	$221,853
	12/14/2015	$—	$—	$—	—	—	—		13,632	$78.20	$615,159
Richard B. Vilsoet	12/14/2015	$—	$—	$—	—	—	—	1,427	—	$—	$111,591
	12/14/2015	$—	$—	$—	32	4,292	8,584	—	—	$—	$335,634
Kimberly L. Dickens	12/14/2015	$—	$—	$—	—	—	—	988	—	$—	$77,262
	12/14/2015	$—	$—	$—	18	2,370	4,740	—	—	$—	$185,334

(1)
Mr. Nielsen’s and Mr. Estes’s fiscal 2016 annual incentive plan (“AIP”) compensation was derived from performance measures that were established within 90 days of the beginning of the fiscal year pursuant to Section 162(m) of the Internal Revenue Code. The AIP for fiscal 2016 was composed of two components. The first component applied a pre-established payout ratio to operating earnings (before asset impairments, annual incentive plan compensation, amounts associated with the extinguishment of debt or termination of debt agreements, and amounts for amortization of debt discount) above a threshold percentage of contract revenues. The payout ratio varied as a function of the Company’s cash flow performance, which was measured as a ratio of operating cash flow to net income (before asset impairments, annual incentive plan compensation, amounts associated with the extinguishment of debt or termination of debt agreements, and amounts for amortization of debt discount). For fiscal 2016, the first component of the AIP provided that Mr. Nielsen receive an annual incentive award only if the award as calculated equaled or exceeded 10% of his base salary. The second component of the AIP applied a pre-established payout ratio to operating earnings (before asset impairments, annual incentive plan compensation, amounts associated with the extinguishment of debt or termination of debt agreements, and amounts for amortization of debt discount) above a threshold percentage of contract revenue. The maximum annual incentive award payable to Mr. Nielsen for fiscal 2016 was set at 195% of his base salary and the maximum annual incentive award payable to Mr. Estes for fiscal 2016 was set at 160% of his base salary. Mr. Nielsen’s and Mr. Estes’s actual fiscal 2016 incentive plan payout of $1,774,500 and $1,000,000, respectively, were paid in October 2016, as set forth under the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table on page 35 of this Proxy Statement.

(2)
Represents performance vesting restricted stock units (“PRSUs”) for the fiscal 2016 to 2018 performance period granted under the Company’s 2012 Long-Term Incentive Plan. The PRSUs vest in three substantially equal annual installments commencing on or about the anniversary of the date of grant, subject to meeting certain performance targets. The Named Executive Officers also have an opportunity to vest in supplemental units if the Company satisfies certain performance targets for the previous three fiscal years. With respect to the fiscal 2016 performance period, 49.57% of the fiscal 2016 supplemental awards will vest in October 2016 for Mr. Nielsen and Mr. Estes and in December 2016 for Mr. DeFerrari, Mr. Vilsoet and Ms. Dickens, based on fiscal 2016 performance.

(3)
Represents time vesting restricted stock units (“TRSUs”) granted under the Company’s 2012 Long-Term Incentive Plan. The TRSUs vest in four equal annual installments commencing on or about the anniversary date of the grant.

(4)
Represents stock options granted under the Company’s 2012 Long-Term Incentive Plan. The stock options vest in four equal annual installments commencing on or about the anniversary of the date of grant.

(5)
The amounts in this column do not represent amounts that Named Executive Officers received or are entitled to receive. As required by SEC rules, this column represents the grant date fair value of PRSUs at target amounts, TRSUs, and stock options granted to the Named Executive Officers during fiscal 2016. For PRSUs, only the grant date fair value for awards actually vested will be recognized by the Company in the financial statements. For TRSUs and stock options, the grant date fair value is the amount that the Company will recognize in its financial statements over the award’s vesting schedule, subject to any forfeitures. The grant date fair value was determined under FASB ASC 718. See Note 15 to Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the fiscal year ended July 30, 2016 regarding assumptions underlying valuation of equity awards.

Narrative Accompanying Grant of Plan-Based Awards Table
The equity incentive awards granted to Mr. Nielsen and Mr. Estes on October 23, 2015, and to Mr. DeFerrari, Mr. Vilsoet and Ms. Dickens on December 14, 2015, were subject to the Company achieving the Annual Goals established by the Compensation Committee. The Annual Goals were pre-established performance measures based upon (a) pre-tax operating earnings (before asset impairments, performance unit compensation, amounts associated with the extinguishment of debt or termination of debt agreements and amounts for amortization of debt discount), in excess of 2.5% of contract revenues and (b) the ratio of operating cash to net income (before asset impairments, performance unit compensation, amounts associated with the extinguishment of debt or termination of debt agreements and amounts for amortization of debt discount). Each of the Named Executive Officers’ target awards vest in three substantially equal installments subject to the Company achieving the Annual Goals in each of fiscal years 2016, 2017 and 2018.
In the event the Company achieves the Annual Goals with respect to a performance period and the Company also achieves additional goals established by the Compensation Committee which are based, for each year, on the trailing three-year period, Mr. Nielsen, Mr. Estes, Mr. DeFerrari, Mr. Vilsoet and Ms. Dickens will each vest in up to an additional 100% of the number of shares of the target award that vested in such annual performance period. These additional goals are pre-established performance measures for the indicated period based upon (a) pre-tax operating earnings (before asset impairments, performance unit compensation, amounts associated with the extinguishment of debt or termination of debt agreements and amounts for amortization of debt discount), in excess of 5% of contract revenues and (b) the ratio of operating cash flow to net income (before asset impairments, performance unit compensation, amounts associated with the extinguishment of debt or termination of debt agreements and amounts for amortization of debt discount). As discussed above under “Compensation Discussion and Analysis—Major Pay Elements of the Executive Compensation Program and Analysis of Fiscal 2016 Compensation Decisions—Long-Term Equity-Based Compensation”, for performance vesting restricted stock units granted in fiscal 2016, additional performance units will now begin to be earned if the Company achieves cumulative operating earnings that exceed 5% of contract revenue for the relevant performance period, with the maximum number of supplemental units earned if cumulative operating earnings meet or exceed 10% of contract revenue. Results between 5% and 10% of contract revenue are interpolated for purposes of determining the number of supplemental units earned.

Outstanding Equity Awards Table
The following table sets forth certain information with respect to all outstanding equity awards held by each of the Named Executive Officers as of July 30, 2016.

		Option Awards(1)				Stock Awards(2)
Name	Date of Grant	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units that Have Not Vested	Market Value of Shares or Units that Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested	Equity Incentive Plan Awards: Market Value or Payout of Unearned Shares, Units, or Other Rights that Have Not Vested
Steven E. Nielsen	12/17/2010	75,000	—	$13.88	12/17/2020
	12/15/2011	57,110	—	$19.56	12/15/2021
	12/14/2012	43,099	17,938	$18.67	12/14/2022
	12/13/2013	22,870	22,870	$27.14	12/13/2023
	12/12/2014	14,073	42,222	$31.46	12/12/2024
	12/14/2015	—	22,231	$78.20	12/14/2025
	12/14/2015					4,627(3)	$435,169
	12/12/2014					7,782(4)	$731,897
	12/13/2013					4,881(5)	$459,058
	12/14/2012					3,782(6)	$355,697
	10/24/2013					6,736(7)	$633,521
	10/24/2014					7,079(7)	$665,780
	10/23/2015					5,117(7)	$481,254
	10/24/2014							7,079(8)	$665,780
	10/23/2015							6,843(9)	$643,584
H. Andrew DeFerrari	12/16/2009	8,703	—	$8.55	12/16/2019
	12/14/2015					2,426(3)	$228,165
	12/12/2014					4,068(4)	$382,595
	12/13/2013					2,416(5)	$227,225
	12/14/2012					1,678(6)	$157,816
	12/13/2013					4,738(7)	$445,609
	12/12/2014					5,330(7)	$501,287
	12/14/2015					3,638(7)	$342,154
	12/12/2014							5,331(10)	$501,381
	12/14/2015							4,864(11)	$457,459
Timothy R. Estes	12/15/2011	9,003	—	$19.56	12/15/2021
	12/14/2012	11,300	11,301	$18.67	12/14/2022
	12/13/2013	7,001	14,002	$27.14	12/13/2023
	12/12/2014	8,597	25,794	$31.46	12/12/2024
	12/14/2015	—	13,632	$78.20	12/14/2025
	12/14/2015					2,837(3)	$266,820
	12/12/2014					4,754(4)	$447,114
	12/13/2013					2,989(5)	$281,115
	12/14/2012					2,383(6)	$224,121
	10/24/2013					4,124(7)	$387,862
	10/24/2014					4,324(7)	$406,672
	10/23/2015					3,138(7)	$295,129
	10/24/2014							4,325(8)	$406,766
	10/23/2015							4,196(9)	$394,634

		Option Awards(1)				Stock Awards(2)
Name	Date of Grant	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units that Have Not Vested	Market Value of Shares or Units that Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested	Equity Incentive Plan Awards: Market Value or Payout of Unearned Shares, Units, or Other Rights that Have Not Vested
Richard B. Vilsoet	12/16/2009	6,853	—	$8.55	12/16/2019
	12/14/2015					1,427(3)	$134,209
	12/12/2014					2,406(4)	$226,284
	12/13/2013					1,569(5)	$147,564
	12/14/2012					1,480(6)	$139,194
	12/13/2013					3,077(7)	$289,392
	12/12/2014					3,152(7)	$296,446
	12/14/2015					2,139(7)	$201,173
	12/12/2014							3,152(10)	$296,446
	12/14/2015							2,862(11)	$269,171
Kimberly L. Dickens	12/14/2015					988(3)	$92,921
	12/12/2014					1,788(4)	$168,161
	05/20/2014					1,580(12)	$148,599
	12/12/2014					1,589(7)	$149,445
	12/14/2015					1,182(7)	$111,167
	12/12/2014							1,589(10)	$149,445
	12/14/2015							1,580(11)	$148,599

(1)	Options vest ratably in four annual installments commencing on the first anniversary of the date of grant. All exercisable options are fully vested.

(2)	The dollar value in the “Stock Awards” column was determined using a share price of $94.05, the closing price of a share of the Company’s common stock on the New York Stock Exchange at July 29, 2016.

(3)
On December 14, 2015, Messrs. Nielsen, DeFerrari, Estes, Vilsoet and Ms. Dickens were granted 4,627, 2,426, 2,837, 1,427 and 988 time vesting restricted stock units, respectively, which vest ratably in four annual installments commencing on December 14, 2016.

(4)
On December 12, 2014, Messrs. Nielsen, DeFerrari, Estes, Vilsoet and Ms. Dickens were granted 10,375, 5,423, 6,338, 3,207 and 2,384 time vesting restricted stock units, respectively, which vest ratably in four annual installments commencing on December 14, 2015.

(5)
On December 13, 2013, Messrs. Nielsen, DeFerrari, Estes and Vilsoet were granted 9,762, 4,831, 5,977 and 3,138 time vesting restricted stock units, respectively, which vest ratably in four annual installments commencing on December 14, 2014.

(6)
On December 14, 2012, Messrs. Nielsen, DeFerrari, Estes and Vilsoet were granted 15,125, 6,712, 9,529 and 5,920 time vesting restricted stock units, respectively, which vest ratably in four annual installments commencing on December 14, 2013.

(7)
Represents the aggregate amount of fiscal 2014, 2015 and 2016 target annual awards and fiscal 2016 supplemental awards of performance vesting restricted stock units for the fiscal 2016 performance period which will vest on the anniversary of the date of grant for Messrs. Nielsen and Estes and on December 14, 2016 for Messrs. DeFerrari and Vilsoet and Ms. Dickens, as a result of meeting certain of the fiscal 2016 performance targets. Additional information on the number of target annual awards and supplemental awards is set forth with respect to Mr. Nielsen and Mr. Estes, under “Long-Term Equity-Based Compensation—Performance Vesting Restricted Stock Units—Chief Executive Officer and Chief Operating Officer—Determination of Three-Year Awards” beginning on page 29 of this Proxy Statement, and with respect to Mr. DeFerrari, Mr. Vilsoet and Ms. Dickens, under “Long-Term Equity-Based Compensation—Performance Vesting Restricted Stock Units—Other Named Executive Officers—Determination of Three-Year Awards” beginning on page 30 of this Proxy Statement.

(8)
On October 24, 2014, Mr. Nielsen and Mr. Estes were granted 21,236 and 12,973 performance vesting restricted stock units, respectively. In accordance with Item 402(d)(2) of Regulation S-K, the amount set forth in the preceding table is based on achieving target performance goals, which is 100% of the fiscal 2016 and fiscal 2017 target awards. The performance vesting restricted stock units vest in three equal annual installments commencing on October 24, 2015, subject to meeting certain performance targets.

(9)
On October 23, 2015, Mr. Nielsen and Mr. Estes were granted 10,264 and 6,294 performance vesting restricted stock units, respectively. In accordance with Item 402(d)(2) of Regulation S-K, the amount set forth in the preceding table is based on achieving target performance goals, which is 100% of the fiscal 2017 and fiscal 2018 target awards. The performance vesting restricted stock units vest in three equal annual installments commencing on October 23, 2016, subject to meeting certain performance targets.

(10)
On December 12, 2014, Mr. DeFerrari, Mr. Vilsoet and Ms. Dickens were granted 15,991, 9,456 and 4,767 performance vesting restricted stock units, respectively. In accordance with Item 402(d)(2) of Regulation S-K, the amount set forth in the preceding table is based on achieving target performance goals, which is 100% of the fiscal 2016 and fiscal 2017 target awards. The performance vesting restricted stock units vest in three equal annual installments commencing on December 14, 2015, subject to meeting certain performance targets.

(11)
On December 14, 2015, Mr. DeFerrari, Mr. Vilsoet and Ms. Dickens were granted 7,296, 4,292 and 2,370 performance vesting restricted stock units, respectively. In accordance with Item 402(d)(2) of Regulation S-K, the amount set forth in the preceding table is based on achieving target performance goals, which is 100% of the fiscal 2017 and fiscal 2018 target awards. The performance vesting restricted stock units vest in three equal annual installments commencing on December 14, 2016, subject to meeting certain performance targets.

(12)	On May 20, 2014, Ms. Dickens was granted 3,160 time vesting restricted stock units, which vest ratably in four annual installments commencing on May 20, 2015.
Option Exercises and Stock Vested Table
The following table sets forth certain information with respect to stock options and restricted stock units awarded to the Named Executive Officers that were exercised or vested, respectively, during fiscal 2016.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting
Steven E. Nielsen	30,901	$2,071,885
			24,199	$1,834,042(2)
			11,973	$936,289(3)
H. Andrew DeFerrari	25,797	$2,086,041
			5,669	$443,316(3)
			16,165	$1,264,103(4)
Timothy R. Estes	—	$—
			14,991	$1,136,168(2)
			7,453	$582,825(3)
Richard B. Vilsoet	17,500	$1,471,318
			4,319	$337,746(3)
			11,579	$905,478(4)
Kimberly L. Dickens	—	$—
			596	$46,607(3)
			1,589	$124,260(4)
			790	$75,034(5)

(1)
The amount shown in this column reflects the value realized upon the exercise of vested stock options. The value realized is the difference between the fair market value of the Company’s common stock on the date of exercise and the exercise price of the vested stock option.

(2)
Represents performance vesting restricted stock units that vested on October 24, 2015. The value realized was determined by multiplying the number of shares acquired on vesting by $75.79, the closing price of the Company’s common stock on the vesting date.

(3)
Represents time vesting restricted stock units that vested on December 14, 2015. The value realized was determined by multiplying the number of shares acquired on vesting by $78.20, the closing price of the Company’s common stock on the vesting date.

(4)
Represents performance vesting restricted stock units that vested on December 14, 2015. The value realized was determined by multiplying the number of shares acquired on vesting by $78.20, the closing price of the Company’s common stock on the vesting date.

(5)
Represents time vesting restricted stock units that vested on July 8, 2016. The value realized was determined by multiplying the number of shares acquired on vesting by $94.98, the closing price of the Company’s common stock on the vesting date.

Potential Payments Upon Termination of Employment or Change of Control
The Company has entered into certain arrangements that will require it to provide compensation to Mr. Nielsen, Mr. DeFerrari, Mr. Estes and Mr. Vilsoet in the event of certain terminations of employment or a change of control of the Company. Ms. Dickens is not a party to an arrangement that provides for compensation in the event of a termination of employment or a change of control. The amount of compensation that is potentially payable in each situation is shown in the table below. The amounts assume that a termination of employment and/or change of control event occurred on July 30, 2016 and, where applicable, uses the closing price of a share of the Company’s common stock as of July 29, 2016 ($94.05).
The amounts for Mr. Nielsen, Mr. DeFerrari, Mr. Estes, and Mr. Vilsoet are estimates based only on hypothetical assumptions and do not necessarily reflect the actual amounts that would be paid to the Named Executive Officers, which would be known only at the time they become eligible for payment. The amounts are in addition to (i) vested or accumulated benefits generally under the Company’s 401(k) plan; (ii) benefits paid by insurance providers under life and disability insurance policies; and (iii) accrued vacation payments.
The following table describes the potential payments upon termination of employment or a change of control of the Company as of July 30, 2016.

Name	Termination of Employment for Cause, Resignation without Good Reason, Disability or Retirement	Termination of Employment without Cause	Resignation for Good Reason	Failure to Renew Employment Agreement at Substantially No Less Terms than Existing Agreements	Change of Control
					Termination without Cause	Resignation for Good Reason
Steven E. Nielsen
Severance	$—	$6,905,981(1)	$6,905,981(1)	$2,301,994(2)	$8,680,481(3)	$8,680,481(3)
Stock Options	$—	$—	$—	$—	$5,877,434(4)	$5,877,434(4)
Stock Awards	$—	$—	$—	$—	$5,071,740(5)	$5,071,740(5)
Benefits Continuation	$—	$62,019(6)	$62,019(6)	$—	$62,019(6)	$62,019(6)
H. Andrew DeFerrari
Severance	$—	$1,166,433(7)	$—	$—	$1,566,433(7)	$1,566,433(7)
Stock Options	$—	$—	$—	$—	$—	$—
Stock Awards	$—	$—	$—	$—	$3,243,690(5)	$3,243,690(5)
Benefits Continuation	$—	$19,199(6)	$19,199(6)	$—	$19,199(6)	$19,199(6)
Timothy R. Estes
Severance	$—	$2,830,141(8)	$2,830,141(8)	$1,415,071(2)	$3,830,141(9)	$3,830,141(9)
Stock Options	$—	$—	$—	$—	$3,619,257(4)	$3,619,257(4)
Stock Awards	$—	$—	$—	$—	$3,110,234(5)	$3,110,234(5)
Benefits Continuation	$—	$44,337(6)	$44,337(6)	$—	$44,337(6)	$44,337(6)
Richard B. Vilsoet
Severance	$—	$1,079,968(7)	$—	$—	$1,429,968(7)	$1,429,968(7)
Stock Options	$—	$—	$—	$—	$—	$—
Stock Awards	$—	$—	$—	$—	$1,999,879(5)	$1,999,879(5)
Benefits Continuation	$—	$16,103(6)	$16,103(6)	$—	$16,103(6)	$16,103(6)

(1)
Determination of severance is based on three times the sum of (i) the annual salary in effect as of July 30, 2016; plus (ii) the greater of (x) the average amount of the annual incentive pay paid in the last three fiscal years or (y) the annual base salary in effect as of July 30, 2016.

(2)
Determination of severance is based on one times the sum of (i) the annual base salary in effect as of July 30, 2016; plus (ii) the greater of (x) the average amount of the annual incentive pay paid in the last three fiscal years or (y) the annual base salary in effect as of July 30, 2016.

(3)
Determination of severance is based on (a) three times the sum of (i) the annual base salary in effect as of July 30, 2016; plus (ii) the greater of (x) the average amount of the annual incentive pay paid in the last three fiscal years or (y) the annual base salary in effect as of July 30, 2016; plus (b) a pro-rata incentive pay amount equal to the greater of (x) the average amount of the annual incentive pay paid in the last three fiscal years or (y) the annual incentive pay paid for fiscal 2016.

(4)
Represents the difference between the closing price of a share of the Company’s common stock on July 30, 2016 and the exercise price of all unvested stock options that would vest upon a change of control of the Company.

(5)
Represents the outstanding time and performance-based restricted stock units on July 30, 2016 using the closing price of the Company’s common stock on July 30, 2016. Performance-based restricted stock units are based on the units that will vest at their target performance levels.

(6)
Represents the approximated cost of continuation of group medical benefits and term life insurance for which premiums will be waived during the applicable severance periods. The group medical benefits premium costs are based on the current COBRA rate and the term life insurance premium costs are based on the actual cost of premiums for fiscal 2016.

(7)
Determination of severance is based on (a) one and a half times the sum of (i) the annual base salary in effect as of July 30, 2016; plus (ii) the greater of (x) the average amount of the annual incentive pay paid in the last three fiscal years or (y) 50% of the annual base salary in effect as of July 30, 2016; plus (b) a pro-rata incentive pay amount equal to the greater of (x) the average amount of (x) the average amount of the annual incentive pay paid in the last three fiscal years or (y) annual incentive pay paid for fiscal 2016.

(8)
Determination of severance is based on two times the sum of (i) the annual base salary in effect as of July 30, 2016; plus (ii) the greater of (x) the average amount of the annual incentive pay paid in the last three fiscal years or (y) the annual base salary in effect as of July 30, 2016.

(9)
Determination of severance is based on (a) two times the sum of (i) the annual base salary in effect as of July 30, 2016; plus (ii) the greater of (x) the average amount of the annual incentive pay paid in the last three fiscal years or (y) the annual base salary in effect as of July 30, 2016; plus (b) a pro-rata incentive pay amount equal to the greater of (x) the average amount of the annual incentive pay paid in the last three fiscal years or (y) the annual incentive pay for fiscal 2016.

Employment and Separation Agreements
Steven E. Nielsen—Employment Agreement
Effective as of May 1, 2016, the Company entered into a new employment agreement with Steven E. Nielsen (the “Nielsen Employment Agreement”). Under the terms of the Nielsen Employment Agreement, Mr. Nielsen will continue to serve as President and Chief Executive Officer of the Company.
The Nielsen Employment Agreement provides for a term of employment that continues until May 31, 2020. If, during the term of the Nielsen Employment Agreement, there is a “Change in Control” of the Company at any time following May 1, 2018, Mr. Nielsen’s employment under the Nielsen Employment Agreement will be extended for an additional two years.
Termination for Cause or Resignation Without Good Reason. In the event that Mr. Nielsen resigns his employment with the Company without “Good Reason” or the Company terminates his employment for “Cause” (as such terms are defined below), Mr. Nielsen will not be entitled to any severance payments, but will receive his base salary through the date of termination and any bonus earned, but unpaid, for the year prior to the year in which the termination of employment occurs.
Termination Without Cause or Resignation for Good Reason Prior to a Change of Control. Subject to Mr. Nielsen’s execution and delivery of a general waiver and release of claims, if the Company terminates his employment without Cause or if Mr. Nielsen resigns his employment with the Company for Good Reason prior to a Change in Control, Mr. Nielsen will be entitled to:

•	his base salary through the date of termination and any bonus earned, but unpaid, for the year prior to the year in which the termination of employment occurs.

•
a cash severance payment equal to three times the sum of: (x) his then annual base salary, plus (y) the greater of (i) the average amount of the annual bonus paid to him during the three fiscal years immediately preceding such termination or resignation or (ii) 100% of his then annual base salary. The cash severance payment will be payable in substantially equal monthly installments over the 18-month period following such termination or resignation, provided that any remaining payments will be paid in a lump sum within five days following a Change in Control.

•
continued participation in the Company’s health and welfare plans for a period of three years following Mr. Nielsen’s resignation of employment for Good Reason or his termination of employment by the Company without Cause or a cash payment equal to the value of the benefit.

Change of Control. Subject to Mr. Nielsen’s execution and delivery of a general waiver and release of claims, in the event the Company terminates Mr. Nielsen’s employment without Cause or Mr. Nielsen resigns employment with the Company for Good Reason following a Change in Control, Mr. Nielsen will be entitled to:

•	his base salary through the date of termination and any bonus earned, but unpaid, for the year prior to the year in which the termination of employment occurs.

•
a cash severance payment equal to three times the sum of: (x) his then annual base salary, plus (y) the greater of (i) the average amount of the annual bonus paid to him during the three fiscal years immediately preceding such termination or resignation or (ii) 100% of his then annual base salary. The cash severance amount will be payable in a single lump sum within five days following such termination or resignation.

•
a pro-rata annual bonus for the year in which such termination or resignation occurs equal to the greater of (i) the average amount of the annual bonus paid to him during the three fiscal years immediately preceding such termination or resignation or (ii) the annual bonus that he would have received based on the actual performance achieved through the date of such termination or resignation. The annual bonus amount will be prorated based upon the number of days worked during the year of such termination or resignation and will be payable in a single lump sum within five days following such termination or resignation.

•	continued participation in the Company’s health and welfare plans for a period of three years following his termination or resignation or a cash payment equal to the value of the benefit.

•
all outstanding equity awards held by Mr. Nielsen at the time of his resignation of employment with the Company for Good Reason or his termination of employment by the Company without Cause following a Change in Control will fully and immediately vest and all outstanding performance shares, performance share units or equivalent awards will vest at their target performance levels.

Non-Renewal of Nielsen Employment Agreement. Subject to Mr. Nielsen’s execution and delivery of a general waiver and release of claims, in the event the Company fails to renew the Nielsen Employment Agreement following the expiration of the employment term on substantially no less favorable terms and Mr. Nielsen’s employment is terminated, he will be entitled to receive a cash severance payment equal to: (x) one times his then annual base salary, plus (y) the greater of (i) the average amount of the annual bonus paid to him during the immediately preceding three fiscal years or (ii) 100% of his then base salary. The severance payment will be payable in substantially equal monthly installments over the 12-month period following such non-renewal of the Nielsen Employment Agreement, provided that any remaining payments will be paid in a lump sum within five days following a Change in Control.
Restrictive Covenants. Mr. Nielsen is subject to a five-year confidentiality covenant and one-year non-competition and non-solicitation covenants. Mr. Nielsen is also subject to an assignment of inventions and developments agreement.
Enforcement of Agreement. The Nielsen Employment Agreement provides for arbitration in the event of any dispute or controversy arising out of the Nielsen Employment Agreement or Mr. Nielsen’s employment with the Company. The Company has also agreed to reimburse Mr. Nielsen, on an after-tax basis, for all reasonable legal fees incurred by him in enforcing the Nielsen Employment Agreement.
Limitations on Severance Payment. If any severance payment would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, Mr. Nielsen will receive either (i) the full amount of the severance payment or (ii) the greatest amount of the severance payment such that no portion is subject to the excise tax (taking into account Mr. Nielsen’s payment of any excise tax), whichever results in a greater after-tax benefit to him.
Defined Terms. The following terms provided in the Nielsen Employment Agreement are used in this description.
“Cause” means a termination of Mr. Nielsen’s employment for his: (i) indictment for any crime, whether a felony or misdemeanor, that materially impairs his ability to function as President and Chief Executive Officer of the Company and such crime involves the purchase or sale of any security, mail or wire fraud, theft, embezzlement, moral turpitude, or Company property; (ii) repeated willful neglect of his duties; or (iii) willful material misconduct in connection with the performance of his duties or other willful material breach of his employment agreement. No event in clause (ii) or (iii) will constitute Cause unless the Company gives Mr. Nielsen written notice of termination of his employment for Cause and such grounds are not corrected by Mr. Nielsen within 30 days of receipt of notice. If Mr. Nielsen fails to correct the event or condition to the satisfaction of the Board of Directors, Mr. Nielsen will have the opportunity to address the Company’s Board of Directors prior to a termination of employment for Cause.
“Good Reason” means a resignation by Mr. Nielsen for any of the following reasons: (i) a failure by the Company to pay compensation or benefits due and payable; (ii) a material change in the duties or responsibilities performed by Mr. Nielsen as Chief Executive Officer of a public company; (iii) a relocation of the Company’s principal office by more than 25 miles from Palm Beach Gardens, Florida without Mr. Nielsen’s consent; or (iv) failure by the Company to obtain agreement by a successor to assume the Nielsen Employment Agreement. Mr. Nielsen must provide the Company with written notice of his intention to terminate his employment for Good Reason and the Company will have the opportunity to cure the event or condition under clauses (i) and (ii) within 30 days of receipt of such notice.
“Change in Control” shall be deemed to have occurred if any one or more the following events occur: (i) an acquisition by any “person” or “group” of beneficial ownership of 20% or more of the total outstanding voting stock of the Company; (ii) a change in the composition of the Board of Directors of the Company such that the individuals who constitute the Board of Directors as of the Effective Date of the Nielsen Agreement (the “incumbent directors”) cease to constitute a majority of the Board without the consent of a majority of the incumbent directors; (iii) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the Company’s assets to any person or entity, or any person or entity consolidates with, or merges with or into, the Company; or (iv) the approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.
Timothy R. Estes—Employment Agreement
Effective as of October 4, 2012, the Company entered into a new employment agreement with Timothy R. Estes (the “Estes Employment Agreement”). Pursuant to the Estes Employment Agreement, Mr. Estes will continue to serve as Executive Vice President and Chief Operating Officer of the Company.
The Estes Employment Agreement provides for a term of employment that began on October 4, 2012 and continues until October 31, 2017, provided that if there is a “Change in Control” of the Company at any time following October 31, 2015, Mr. Estes’s employment under the Estes Employment Agreement will be extended for an additional two years.
Termination for Cause or Resignation without Good Reason. In the event that Mr. Estes resigns his employment with the Company without “Good Reason” or the Company terminates his employment for “Cause” (as such terms are defined below), Mr. Estes will not be entitled to any severance payments, but will receive his base salary though the date of termination and any bonus earned, but unpaid, for the year prior to the year in which the termination of employment occurs.
Termination Without Cause or Resignation for Good Reason Prior to a Change of Control. Subject to Mr. Estes’s execution and delivery of a general waiver and release of claims, if the Company terminates his employment without Cause or if Mr. Estes resigns his employment with the Company for Good Reason prior to a Change in Control, Mr. Estes will be entitled to:

•	his base salary through the date of termination and any bonus earned, but unpaid, for the year prior to the year in which the termination of employment occurs.

•
a cash severance payment equal to two times the sum of: (x) his then annual base salary, plus (y) the greater of (i) the average amount of the annual bonus paid to him during the three fiscal years immediately preceding such termination or resignation or (ii) 100% of his then annual base salary. The cash severance payment will be payable in substantially equal monthly installments over the 18-month period following such termination or resignation, provided that any remaining payments will be paid in a lump sum within five days following a Change in Control.

•
continued participation in the Company’s health and welfare plans for a period of two years following Mr. Estes’s resignation of employment for Good Reason or his termination of employment by the Company without Cause or a cash payment equal to the value of the benefit.

Change of Control. Subject to Mr. Estes’s execution and delivery of a general waiver and release of claims, in the event the Company terminates Mr. Estes’s employment without Cause or Mr. Estes resigns employment with the Company for Good Reason following a Change in Control, Mr. Estes will be entitled to:

•	his base salary through the date of termination and any bonus earned, but unpaid, for the year prior to the year in which the termination of employment occurs.

•
a cash severance payment equal to two times the sum of: (x) his then annual base salary, plus (y) the greater of (i) the average amount of the annual bonus paid to him during the three fiscal years immediately preceding such termination or resignation or (ii) 100% of his then annual base salary. The cash severance amount will be payable in a single lump sum within five days following such termination or resignation.

•
a pro-rata annual bonus for the year in which such termination or resignation occurs equal to the greater of (i) the average amount of the annual bonus paid to him during the three fiscal years immediately preceding such termination or resignation or (ii) the annual bonus that he would have received based on the actual performance achieved through the date of such termination or resignation. The annual bonus amount will be prorated based upon the number of days worked during the year of such termination or resignation and will be payable in a single lump sum within five days following such termination or resignation.

•	continued participation in the Company’s health and welfare plans for a period of two years following his termination or resignation or a cash payment equal to the value of the benefit.

•
all outstanding equity awards held by Mr. Estes at the time of his resignation of employment with the Company for Good Reason or his termination of employment by the Company without Cause following a Change in Control will fully and immediately vest and all outstanding performance shares, performance share units or equivalent awards will vest at their target performance levels.

Non-Renewal of Estes Employment Agreement. Subject to Mr. Estes’s execution and delivery of a general waiver and release of claims, in the event the Company fails to renew the Estes Employment Agreement following the expiration of the employment term on substantially no less favorable terms and Mr. Estes’s employment is terminated, he will be entitled to receive a cash severance payment equal to: (x) one times his then annual base salary, plus (y) the greater of (i) the average amount of the annual bonus paid to him during the immediately preceding three fiscal years or (ii) 100% of his then base salary. The severance payment will be payable in substantially equal monthly installments over the 12-month period following such non-renewal of the Estes Employment Agreement, provided that any remaining payments will be paid in a lump sum within five days following a Change in Control.
Restrictive Covenants. Mr. Estes is subject to a five-year confidentiality covenant and one-year non-competition and non-solicitation covenants. Mr. Estes is also subject to an assignment of inventions and developments agreement.
Enforcement of Agreement. The Estes Employment Agreement provides for arbitration in the event of any dispute or controversy arising out of the Estes Employment Agreement or Mr. Estes’s employment with the Company. The Company has also agreed to reimburse Mr. Estes, on an after-tax basis, for all reasonable legal fees incurred by him in enforcing the Estes Employment Agreement.
Limitations on Severance Payment. If any severance payment would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, Mr. Estes will receive either (i) the full amount of the severance payment or (ii) the greatest amount of the severance payment such that no portion is subject to the excise tax (taking into account Mr. Estes’s payment of any excise tax), whichever results in a greater after-tax benefit to him.
Defined Terms. The following terms provided in the Estes Employment Agreement are used in this description.
“Cause” means a termination of Mr. Estes’s employment for his: (i) indictment for any crime, whether a felony or misdemeanor, that materially impairs his ability to function as Executive Vice President and Chief Operating Officer of the Company and such crime involves the purchase or sale of any security, mail or wire fraud, theft, embezzlement, moral turpitude, or Company property; (ii) repeated willful neglect of his duties; or (iii) willful material misconduct in connection with the performance of his duties or other willful material breach of his employment agreement. No event in clause (ii) or (iii) will constitute Cause unless the Company gives Mr. Estes written notice of termination of his employment for Cause and such grounds are not corrected by Mr. Estes within 30 days of receipt of notice. If Mr. Estes fails to correct the event or condition to the satisfaction of the Board of Directors, Mr. Estes will have the opportunity to address the Company’s Board of Directors prior to a termination of employment for Cause.
“Good Reason” means a resignation by Mr. Estes for any of the following reasons: (i) a failure by the Company to pay compensation or benefits due and payable; (ii) a material adverse change in the assignment of duties or responsibilities inconsistent with those set forth in the employment agreement; (iii) a relocation of the Company’s principal office by more than 25 miles from Statesville, North Carolina without Mr. Estes’s consent; or (iv) failure by the Company to obtain agreement by a successor to assume the Estes Employment Agreement. Mr. Estes must provide the Company with written notice of his intention to terminate his employment for Good Reason and the Company will have the opportunity to cure the event or condition under clauses (i) and (ii) within 30 days of receipt of such notice.
“Change in Control” shall be deemed to have occurred if any one or more the following events occur: (i) an acquisition by any “person” or “group” of beneficial ownership of 20% or more of the total outstanding voting stock of the Company; (ii) a change in the composition of the Board of Directors of the Company such that the individuals who constitute the Board of Directors as of the Effective Date of the Estes Agreement (the “incumbent directors”) cease to constitute a majority of the Board without the consent of a majority of the incumbent directors; (iii) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the Company’s assets to any person or entity, or any person or entity consolidates with, or merges with or into, the Company; or (iv) the approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.
H. Andrew DeFerrari—Employment Agreement
The Company entered into an amended and restated employment agreement with H. Andrew DeFerrari, effective as of July 23, 2015 (the “DeFerrari Employment Agreement”). Pursuant to the DeFerrari Employment Agreement, Mr. DeFerrari will continue to serve as the Chief Financial Officer of the Company. Mr. DeFerrari’s employment under the DeFerrari Employment Agreement commenced on July 23, 2015 and will continue until July 23, 2016. The term of the DeFerrari Employment Agreement will be automatically renewed for additional 12-month periods unless either party gives prior notice of nonrenewal; provided that if there is a “Change in Control” of the Company, Mr. DeFerrari’s employment under the DeFerrari Employment Agreement will be extended for an additional two years.

Termination for Cause; Resignation for Any Reason; Death and Disability. In the event that (i) the Company terminates Mr. DeFerrari’s employment for “Cause” (as defined below), (ii) Mr. DeFerrari resigns his employment for any reason or (iii) Mr. DeFerrari dies or becomes disabled, the Company will not have any obligation to pay his base salary or other compensation or to provide him any employee benefits subsequent to the date of his termination or resignation of employment.
Termination Without Cause Prior to a Change of Control. In the event the Company terminates Mr. DeFerrari’s employment without Cause prior to a Change of Control, upon his execution and delivery of a waiver and release of claims, he will become entitled to receive the following payments and benefits, subject to his compliance with non-competition, non-solicitation and confidentiality covenants:

•
1.5 times the sum of his (i) then base salary plus (ii) the greater of (1) the average bonus amount paid over the three fiscal years immediately preceding the year of termination and (2) 50% of his then base salary. The severance amount will be paid over an eighteen (18)-month period.

•
continued participation in the Company’s group medical and life insurance plans (including benefits to eligible dependents) or a cash payment equal to the value of the benefits excluded, payable in equal monthly installments until the earlier of (i) 18 months following termination of employment or (ii) Mr. DeFerrari obtaining other employment and becoming eligible to participate in the medical and life insurance plans of the new employer.

Change of Control. In the event the Company terminates Mr. DeFerrari’s employment without Cause or he resigns his employment with the Company for Good Reason on or prior to the second anniversary following the consummation of a Change in Control, upon his execution and delivery of a waiver and release of claims, he will become entitled to receive the following payments and benefits, subject to his compliance with non-competition, non-solicitation and confidentiality covenants:

•
the same severance payments and benefits continuation that he would be entitled to receive upon a termination without Cause prior to a Change of Control. Such amounts will be paid in a single sum payment;

•
a pro-rata annual bonus for the year in which such termination or resignation occurs equal to the greater of (i) the average amount of the annual bonus paid to him during the three fiscal years immediately preceding such termination or resignation or (ii) the annual bonus that he would have received based on the actual performance achieved through the date of such termination or resignation. The annual bonus amount will be prorated based upon the number of days worked during the year of such termination or resignation and will be payable in a single lump sum within five days following such termination or resignation; and

•
full vesting of all outstanding equity-based awards granted by the Company pursuant to any of the Company’s long-term incentive plans. In addition, all outstanding performance share awards, performance share unit and other equivalent awards granted by the Company pursuant to any of the Company’s long-term incentive plans will immediately vest at their respective target performance levels to the extent not already vested.

Limitations on Severance Payment. If any severance payment would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, Mr. DeFerrari will receive either (i) the full amount of the severance payment or (ii) the greatest amount of the severance payment such that no portion is subject to the excise tax (taking into account Mr. DeFerrari’s payment of any excise tax), whichever results in a greater after-tax benefit to him.
Restrictive Covenants. Mr. DeFerrari is subject to a five-year confidentiality covenant and one-year non-competition and non-solicitation covenants. Mr. DeFerrari is also subject to an assignment of inventions and developments agreement.
Defined Terms. The following terms provided in the DeFerrari Employment Agreement are used in this description.
“Cause” means (i) entering a plea of no-contest, or being convicted of any crime, that constitutes a felony; (ii) any willful misconduct that is injurious to the financial condition or business reputation of the Company; (iii) any material breach of his duty of loyalty owed to the Company or, as a result of his gross negligence, his breach of his duty of care owed to the Company; or (iv) any material breach of the employment agreement or failure or refusal to perform any material duties required by the employment agreement after being given notice of such breach, failure or refusal and failing to cure within thirty (30) days.
A “Change of Control” shall be deemed to have occurred with respect to the Company if any one or more of the following events occur: (i) subject to certain exceptions, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 20% of the total outstanding voting stock of the Company; (ii) subject to certain exceptions, the individuals who constitute the Board of Directors as of July 23, 2015 cease to constitute a majority of the Board of Directors; (iii) subject to certain exceptions, a reorganization of the Company or the Company consolidates with, or merges with or into, another person or entity or conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person or entity, or any person or entity consolidates with, or merges with or into, the Company; or (iv) the approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.
Resignation for “Good Reason” means termination of employment by the executive because of the occurrence of any of the following events: (i) a failure by the Company to pay compensation or benefits due and payable in accordance with the terms of the DeFerrari Employment Agreement; (ii) a material adverse change in the assignment of duties or responsibilities inconsistent with those duties and responsibilities as set forth in the DeFerrari Employment Agreement; (iii) a relocation of the Company’s principal office by more than 25 miles from Palm Beach Gardens, Florida without the executive’s consent; or (iv) a failure by the Company to obtain agreement by a successor to assume the DeFerrari Employment Agreement in accordance with the applicable provisions of the DeFerrari Employment Agreement.
Richard B. Vilsoet—Employment Agreement
The Company entered into an amended and restated employment agreement with Richard B. Vilsoet, effective as of July 23, 2015 (the “Vilsoet Employment Agreement”). Pursuant to the Vilsoet Employment Agreement, Mr. Vilsoet will continue to serve as the General Counsel of the Company. Mr. Vilsoet’s employment under the Vilsoet Employment Agreement commenced on July 23, 2015 and will continue until July 23, 2016. The term of the Vilsoet Employment Agreement will be automatically renewed for additional 12-month periods unless either party gives prior notice of nonrenewal; provided that if there is a “Change in Control” of the Company, Mr. Vilsoet’s employment under the Vilsoet Employment Agreement will be extended for an additional two years.
Termination for Cause; Resignation for Any Reason; Death and Disability. In the event that (i) the Company terminates Mr. Vilsoet’s employment for “Cause” (as defined below), (ii) Mr. Vilsoet resigns his employment for any reason or (iii) Mr. Vilsoet dies or becomes disabled, the Company will not have any obligation to pay his base salary or other compensation or to provide him any employee benefits subsequent to the date of his termination or resignation of employment.
Termination Without Cause Prior to a Change of Control. In the event the Company terminates Mr. Vilsoet’s employment without Cause prior to a Change of Control, upon his execution and delivery of a waiver and release of claims, he will become entitled to receive the following payments and benefits, subject to his compliance with non-competition, non-solicitation and confidentiality covenants:

•
1.5 times the sum of his (i) then base salary plus (ii) the greater of (1) the average bonus amount paid over the three fiscal years immediately preceding the year of termination and (2) 50% of his then base salary. The severance amount will be paid over an eighteen (18)-month period.

•
continued participation in the Company’s group medical and life insurance plans (including benefits to eligible dependents) or a cash payment equal to the value of the benefits excluded, payable in equal monthly installments until the earlier of (i) 18 months following termination of employment or (ii) Mr. Vilsoet obtaining other employment and becoming eligible to participate in the medical and life insurance plans of the new employer.

Change of Control. In the event the Company terminates Mr. Vilsoet’s employment without Cause or Mr. Vilsoet resigns his employment with the Company for Good Reason on or prior to the second anniversary following the consummation of a Change in Control, upon his execution and delivery of a waiver and release of claims, he will become entitled to receive the following payments and benefits, subject to his compliance with non-competition, non-solicitation and confidentiality covenants:

•
the same severance payments and benefits continuation that he would be entitled to receive upon a termination without Cause prior to a Change of Control. Such amounts will be paid in a single sum payment;

•
a pro-rata annual bonus for the year in which such termination or resignation occurs equal to the greater of (i) the average amount of the annual bonus paid during the three fiscal years immediately preceding such termination or resignation or (ii) the annual bonus that he would have received based on the actual performance achieved through the date of such termination or resignation. The annual bonus amount will be prorated based upon the number of days worked during the year of such termination or resignation and will be payable in a single lump sum within five days following such termination or resignation; and

•
full vesting of all outstanding equity-based awards granted by the Company pursuant to any of the Company’s long-term incentive plans. In addition, all outstanding performance share awards, performance share unit and other equivalent awards granted by the Company pursuant to any of the Company’s long-term incentive plans will immediately vest at their respective target performance levels to the extent not already vested.

Limitations on Severance Payment. If any severance payment would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, Mr. Vilsoet will receive either (i) the full amount of the severance payment or (ii) the greatest amount of the severance payment such that no portion is subject to the excise tax (taking into account Mr. Vilsoet’s payment of any excise tax), whichever results in a greater after-tax benefit to him.
Restrictive Covenants. Mr. Vilsoet is subject to a five-year confidentiality covenant and one-year non-competition and non-solicitation covenants. Mr. Vilsoet is also subject to an assignment of inventions and developments agreement.
Defined Terms. The following terms provided in the Vilsoet Employment Agreement are used in this description.
“Cause” means (i) entering a plea of no-contest, or being convicted of any crime, that constitutes a felony; (ii) any willful misconduct that is injurious to the financial condition or business reputation of the Company; (iii) any material breach of his duty of loyalty owed to the Company or, as a result of his gross negligence, his breach of his duty of care owed to the Company; or (iv) any material breach of the employment agreement or failure or refusal to perform any material duties required by the employment agreement after being given notice of such breach, failure or refusal and failing to cure within thirty (30) days.
A “Change of Control” shall be deemed to have occurred with respect to the Company if any one or more of the following events occur: (i) subject to certain exceptions, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, and the rules and regulations promulgated thereunder) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 20% of the total outstanding voting stock of the Company; (ii) subject to certain exceptions, the individuals who constitute the Board of Directors as of July 23, 2015 cease to constitute a majority of the Board of Directors; (iii) subject to certain exceptions, a reorganization of the Company or the Company consolidates with, or merges with or into, another person or entity or conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person or entity, or any person or entity consolidates with, or merges with or into, the Company; or (iv) the approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.
Resignation for “Good Reason” means termination of employment by the executive because of the occurrence of any of the following events: (i) a failure by the Company to pay compensation or benefits due and payable in accordance with the terms of the Vilsoet Employment Agreement; (ii) a material adverse change in the assignment of duties or responsibilities inconsistent with those duties and responsibilities as set forth in the Vilsoet Employment Agreement; (iii) a relocation of the Company’s principal office by more than 25 miles from Palm Beach Gardens, Florida without the executive’s consent; or (iv) a failure by the Company to obtain agreement by a successor to assume the Vilsoet Employment Agreement in accordance with the applicable provisions of the Vilsoet Employment Agreement.
EQUITY COMPENSATION PLAN INFORMATION
The following table gives information about common stock of the Company that may be issued under its equity compensation plans as of July 30, 2016, including the 2001 Directors Stock Option Plan, the 2003 Long-Term Incentive Plan, the 2012 Long-Term Incentive Plan and the 2007 Non-Employee Directors Equity Plan, all of which were approved by the Company’s shareholders. No further options will be granted under the 2001 Directors Stock Option Plan or the 2003 Long-Term Incentive Plan.

Plan category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted- Average Exercise Price of Outstanding Options, Warrant and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plan (Excluding Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights)
Equity compensation plans approved by security holders	737,267	$20.99	1,023,162
Equity compensation plans not approved by security holders	—	—	—
Total	737,267	$20.99	1,023,162

DIRECTOR COMPENSATION
Compensation of Non-Employee Directors
The Company’s compensation program for non-employee directors is designed to enable the Company to attract, retain and motivate highly qualified directors to serve on the Board of Directors. The program is also intended to further align the interests of the directors with those of the shareholders by compensating directors with a mix of cash and equity-based compensation. Directors who are employees of the Company receive no additional compensation for serving on the Board of Directors or its committees.
The Compensation Committee periodically receives reports on the competitiveness of compensation for non-employee directors from its independent compensation consultant, Compensation Strategies, and is responsible for recommending to the Board of Directors changes in director compensation. In November 2014, at the request of the Compensation Committee, Compensation Strategies prepared a report regarding non-employee director compensation.  This report evaluated the competitiveness of the Company’s non-employee director compensation program.  Based upon this report, in November 2014, Compensation Strategies prepared a proposal for the Compensation Committee which recommended certain changes to the Company’s non-employee director compensation program.  As a result, certain elements of this compensation program were modified in November 2014, and the Company’s non-employee directors currently receive the compensation described below. Consistent with past practice of evaluating non-employee director compensation once every two years, Compensation Strategies did not prepare a report regarding non-employee director compensation for fiscal 2016. Since market compensation levels had not changed significantly since the November 2014 report, no changes to the non-employee director compensation program were made for fiscal 2016.
Directors’ Fees. Non-employee directors receive the following retainer fees: (i) an annual retainer fee of $42,500; and (ii) a fee of $20,000 for service as non-management Lead Director, $15,000 for service as Audit Committee chair, $10,000 for service as Compensation Committee chair, $7,500 for service as Corporate Governance Committee chair and $7,500 for service as Finance Committee chair. These fees are paid in four quarterly installments. In addition, non-employee directors receive $2,250 for each regular or special meeting of the Board of Directors attended in person and $1,000 for each telephonic meeting. Non-employee directors receive $1,250 for each regular or special meeting attended in person of the Audit, Compensation, Corporate Governance, Finance and Executive Committees, and $750 for each telephonic meeting. All directors are reimbursed for reasonable expenses incurred in connection with all meetings.
Non-Employee Directors’ Equity Plan. The 2007 Non-Employee Directors Equity Plan, adopted in November 2007 and last amended in September 2011, provides for the grant of (i) an annual equity award to each continuing non-employee director as of the date of the Company’s annual general meeting of shareholders and (ii) an equity award upon a new non-employee director’s initial election or appointment to the Board of Directors. The 2007 Non-Employee Directors Equity Plan permits the grant of awards consisting of non-qualified stock options, shares of restricted stock, restricted stock units and deferred restricted stock units. In each case, the value, type and terms of such awards are approved by the Board of Directors based on the recommendation of the Compensation Committee.
For fiscal 2016, the Compensation Committee determined that each non-employee director’s annual equity award would be $90,000, allocated 100% to restricted stock units (based on the values provided to the Compensation Committee by Compensation Strategies). The Compensation Committee determined that granting the annual equity award solely in the form of restricted stock units was consistent with general market practices, as well as those of the Peer Group. Accordingly, each continuing director was granted 1,148 restricted stock units which vest, generally subject to continuing service, ratably over three years following the grant date (each newly appointed director would receive a pro-rata award based on his or her appointment date). Pursuant to the 2007 Non-Employee Directors Equity Plan, non-employee directors who do not beneficially own at least 10,000 shares of Company common stock or restricted stock units must receive at least 60% of their annual retainer(s) in restricted shares of Company common stock or restricted stock units, at the Company’s discretion. Non-employee directors may elect to receive up to 100% of such retainer(s) in restricted shares of Company common stock or restricted stock units as determined by the Company. The number of shares of restricted stock or restricted stock units to be granted to a non-employee director is determined by (i) dividing (a) the U.S. dollar amount of the director’s annual retainer(s) elected, or required, to be received in the form of restricted stock or restricted stock units by (b) the fair market value of a share of Company common stock on the date such fees are payable and (ii) rounding up to the nearest whole share of common stock. Non-employee directors are permitted to defer settlement of their restricted stock units until the earlier of their termination of service on the Board of Directors for any reason and a date specified by such director. Under the 2007 Non-Employee Directors Equity Plan, 550,000 shares of common stock are authorized for issuance and, as of July 30, 2016, the Company had 127,899 shares available for future awards under the plan.

Director Compensation Table
The following table sets forth the compensation for the non-employee members of the Board of Directors for the fiscal year ended July 30, 2016.

Name(1)	Fees Earned or Paid in Cash(2)(5)	Stock Awards(3)(5)	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Thomas G. Baxter	$92,250	$101,667	$—	$—	$—	$—	$193,917
Charles B. Coe	$97,118	$101,667	$—	$—	$—	$—	$198,785
Stephen C. Coley	$101,704	$101,667	$—	$—	$—	$—	$203,371
Dwight B. Duke	$77,129	$101,667	$—	$—	$—	$—	$178,796
Eitan Gertel (4)	$16,573	$82,653	$—	$—	$—	$—	$99,226
Anders Gustafsson	$50,078	$127,284	$—	$—	$—	$—	$177,362
Patricia L. Higgins	$98,500	$101,667	$—	$—	$—	$—	$200,167
Laurie J. Thomsen	$45,248	$119,933	$—	$—	$—	$—	$165,181

(1)
As a Company employee, Mr. Nielsen is not separately compensated for his service on the Board of Directors. His compensation is included in the Summary Compensation Table on page 35 of this Proxy Statement.

(2)
Under the 2007 Non-Employee Directors Equity Plan, non-employee directors who do not beneficially own at least 10,000 shares of Company common stock or restricted stock units (“RSUs”) must receive at least 60% of their annual retainer(s) in shares of common stock or RSUs, at the Company’s discretion. Additionally, non-employee directors may elect to receive up to 100% of such retainer(s) in shares of common stock or RSUs, as determined by the Company. Each RSU entitles the recipient to one share of the Company’s common stock upon settlement. The amounts in this column represent the fees that were earned or paid in cash plus the grant date fair value of restricted shares for the annual retainer(s) which the director elected to receive in restricted shares during fiscal 2016. For fiscal 2016, the total number of restricted shares and aggregate grant date fair value which were elected by non-employee directors to be paid in shares and therefore included in this column is as follows: Charles B. Coe, 390 shares having an aggregate grant date fair value of $25,118, Stephen C. Coley, 1,054 shares having an aggregate grant date fair value of $70,204, Dwight B. Duke, 310 shares having an aggregate grant date fair value of $21,379, Eitan Gertel, 64 shares having an aggregate grant date fair value of $4,252, and Anders Gustafsson, 256 shares having an aggregate grant date fair value of $17,078.

(3)
As required by SEC rules, amounts in this column present the aggregate grant date fair value of stock awards granted during fiscal 2016 computed in accordance with Financial Accounting Standards Board Accounting Standard Codification Topic 718, Compensation-Stock Compensation (“FASB ASC 718”). The stock awards exclude the amounts a director elected to receive in restricted shares or RSUs in lieu of their annual cash retainer(s) as described in footnote (2) above. See Note 15 to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the fiscal year ended July 30, 2016, regarding assumptions underlying valuation of equity awards. The stock awards vest, subject to continuing service, ratably over three years following the grant date. These amounts do not reflect whether the recipient has actually realized or will realize a financial benefit from the awards.

(4)	Mr. Gertel was appointed to the Board of Directors on February 23, 2016.

(5)
The following table shows the grant date fair value of shares of restricted stock and RSUs granted to directors during fiscal 2016 computed in accordance with FASB ASC 718. See Note 15 to Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the fiscal year ended July 30, 2016, regarding assumptions underlying valuation of equity awards.

Name	Grant Date	Grant Date Fair Value of Restricted Stock/Unit Awards	Grant Date Fair Value of Stock Option Awards
Thomas G. Baxter	11/24/2015	$101,667	$—
Charles B. Coe	11/24/2015	$101,667	$—
	01/25/2016	$12,560	$—
	04/25/2016	$12,557	$—
Stephen C. Coley	07/27/2015	$17,536	$—
	10/26/2015	$17,569	$—
	11/24/2015	$101,667	$—
	01/25/2016	$17,560	$—
	04/25/2016	$17,540	$—
Dwight B. Duke	07/27/2015	$10,688	$—
	10/26/2015	$10,691	$—
	11/24/2015	$101,667	$—
Eitan Gertel	02/23/2016	$76,275	$—
	04/25/2016	$10,630	$—
Anders Gustafsson	07/27/2015	$10,688	$—
	10/26/2015	$10,691	$—
	11/24/2015	$101,667	$—
	01/25/2016	$10,686	$—
	04/25/2016	$10,630	$—
Patricia L. Higgins	11/24/2015	$101,667	$—
Laurie J. Thomsen	07/27/2015	$11,200	$—
	10/26/2015	$6,429	$—
	11/24/2015	$101,667	$—
	01/25/2016	$6,436	$—
	04/25/2016	$6,378	$—
As of July 30, 2016, each non-employee director had the following aggregate number of outstanding unvested restricted stock units and outstanding unexercised stock options:

Name	Outstanding Unvested Restricted Stock Units	Outstanding Stock Options(1)
Thomas G. Baxter	3,969	18,527
Charles B. Coe	3,969	2,486
Stephen C. Coley	3,969	40,527
Dwight B. Duke	3,969	10,852
Eitan Gertel	1,280	—
Anders Gustafsson	3,969	2,702
Patricia L. Higgins	3,969	28,131
Laurie J. Thomsen	1,912	—

(1)	Includes vested and unvested stock options.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table provides information about the beneficial ownership of the Company’s common stock as of October 3, 2016 by each person known to the Company that beneficially owns more than five percent (5%) of the Company’s outstanding common stock, each of the Company’s directors and each of the current Named Executive Officers identified in the Summary Compensation Table on page 35 of this Proxy Statement, and all directors and executive officers as a group. Shares of the Company’s common stock that an individual or group has a right to acquire within 60 days after October 3, 2016 pursuant to the exercise of options or vesting of restricted stock units are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for computing the percentage ownership of any other person or group shown in the table. Except as otherwise noted, to the Company’s knowledge, each shareholder named in the table has sole voting and investment power with respect to the shares set forth opposite such shareholder’s name. The percentages are based on the Company’s outstanding shares as of October 3, 2016.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent Ownership of Common Stock Beneficially Owned

5% Stockholders:

BlackRock, Inc.	3,291,912(1)	10.47%
55 East 52nd Street, New York, New York 10055

The Vanguard Group, Inc.	2,711,152(2)	8.63%
100 Vanguard Boulevard, Malvern, Pennsylvania 19355

Dimensional Fund Advisors LP	2,215,455(3)	7.05%
Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas 78746

Peconic Partners LLC	2,060,601(4)	6.56%
P.O. Box 3002, 506 Montauk Highway, East Quogue, New York 11942

York Capital Management Global Advisors, LLC	2,005,107(5)	6.38%
767 Fifth Avenue, 17th Floor, New York, New York 10153

National Rural Electric Co-operative Association	1,641,717(6)	5.22%
4301 Wilson Boulevard, Arlington, VA 22203

Directors and Executive Officers:(7)
Thomas G. Baxter	53,089	*
Charles B. Coe	52,800	*
Stephen C. Coley	93,082	*
H. Andrew DeFerrari	101,286	*
Kimberly L. Dickens	1,083	*
Dwight B. Duke	25,290	*
Timothy R. Estes	268,336	*
Eitan Gertel	228	*
Anders Gustafsson	8,697	*
Patricia L. Higgins	50,909	*
Steven E. Nielsen	920,400(8)	2.93%
Laurie J. Thomsen	1,292	*
Richard B. Vilsoet	59,278	*
All directors and executive officers as a group (13 persons)	1,635,770	5.20%
__________

*	Less than 1% of the outstanding common stock.

(1)
Based solely on information contained in a Schedule 13G/A filed with the SEC on January 8, 2016 by BlackRock, Inc. (“BlackRock”) and its subsidiaries. The Schedule 13G/A indicates that BlackRock is the beneficial owner of 3,291,912 shares, for which it has sole voting power with respect to 3,209,791 shares and sole dispositive power with respect to 3,291,912 shares.

(2)
Based solely on information contained in a Schedule 13G/A filed with the SEC on February 11, 2016 by The Vanguard Group, Inc. (“Vanguard”) in its capacity as investment advisor. Vanguard is the beneficial owner of 2,711,152 shares.  The Schedule 13G/A indicates that (i) Vanguard has sole dispositive power over 2,637,033 shares and shared dispositive power over 74,119 shares, (ii) Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of Vanguard, in its capacity as investment manager of collective trusts is the beneficial owner of 72,019 shares and (iii) Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of Vanguard, in its capacity as investment manager of Australian investment offerings is the beneficial owner of 4,200 shares.

(3)
Based solely on information contained in a Schedule 13G/A filed with the SEC on February 9, 2016 by Dimensional Fund Advisors LP (“Dimensional”) and its subsidiaries.  The Schedule 13G/A indicates that (i) Dimensional is the beneficial owner of 2,215,455 shares as a result of acting as an investment adviser to various investment companies, commingled group trusts and separate accounts, and (ii) the shares beneficially owned by Dimensional include 2,128,540 shares over which Dimensional exercises sole voting and dispositive power.

(4)
Based solely on information contained in a Schedule 13G/A filed with the SEC on February 16, 2016 by Peconic Partners LLC (“Peconic”) and William F. Harnisch, President and Chief Executive Officer of Peconic. The Schedule 13G/A indicates that (i) Peconic is the beneficial owner of 1,904,997 shares for which it has shared voting and shared dispositive power with respect to 1,904,997 shares and (ii) William F. Harnisch is the beneficial owner of 2,060,601 shares for which he has sole voting and sole dispositive power with respect to 155,604 shares and shared voting and shared dispositive power with respect to 1,904,997 shares.

(5)
Based solely on information contained in a Schedule 13G/A filed with the SEC on February 16, 2016 by York Capital Management Global Advisors, LLC (“York”) and its subsidiaries. The Schedule 13G indicates that York is the beneficial owner of 2,005,107 shares, for which it has sole voting and dispositive power.

(6)
Based solely on information contained in a Schedule 13G filed with the SEC on February 16, 2016 by The National Rural Electric Cooperative Association (“NRECA”). The Schedule 13G indicates that NRECA is the beneficial owner of 1,641,717 shares, for which it has sole voting and dispositive power.

(7)
Includes the following number of shares of common stock which a director or executive officer has the right to acquire pursuant to the exercise of stock options or vesting of restricted stock units on October 3, 2016, or within 60 days after October 3, 2016:

Name of Beneficial Owner	Restricted Stock Units	Stock Options
Thomas G. Baxter	3,969	18,527
Charles B. Coe	2,073	1,810
Stephen C. Coley	2,073	39,851
H. Andrew DeFerrari	—	8,703
Kimberly L. Dickens	—	—
Dwight B. Duke	2,073	10,176
Timothy R. Estes	11,586	35,901
Eitan Gertel	—	—
Anders Gustafsson	2,073	2,026
Patricia L. Higgins	2,073	27,455
Steven E. Nielsen	18,932	212,152
Laurie J. Thomsen	382	—
Richard B. Vilsoet	—	6,853
All directors and executive officers as a group (13 persons)	45,234	363,454

(8)
Includes 39,316 shares owned by the Margaret Ellen Nielsen Foundation, a charitable foundation of which Mr. Nielsen is President and a Director. Mr. Nielsen disclaims beneficial ownership of all shares of common stock held by the Foundation.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
The Board of Directors has adopted a written policy and procedures for the review of all transactions in which the Company is a participant and any director or nominee, executive officer or security holder of more than five percent of the Company’s common stock (or, in the case of the foregoing persons, their immediate family members) has a direct or indirect financial interest (each a “related person transaction”).
A member of the Board of Directors or any of our executive officers proposing to enter into such transaction must report the proposed related person transaction to the Company’s General Counsel or Vice President of Internal Audit. The policy calls for the proposed related person transaction to be reviewed, and if deemed appropriate, approved by the Audit Committee. Generally, the Audit Committee will approve the transaction if the Audit Committee determines the transaction is beneficial to the Company and contains the same or reasonably comparable terms as would be obtained in an arm’s-length transaction with an unrelated third party.
Neither the Company nor any of its subsidiaries has engaged in any related party transaction since the beginning of the last fiscal year.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than ten percent (10%) of the Company’s common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. The Company’s officers, directors and greater-than-ten percent (10%) shareholders are required by SEC regulations to furnish the Company with all Section 16(a) forms they file. Based solely on the Company’s review of reports filed with the SEC by its directors, officers and persons required to file such reports, or written representations from those directors, officers or persons required to file such reports, except as previously disclosed in the Company’s 2015 proxy statement, the Company believes that all such Section 16(a) filing requirements were satisfied during fiscal 2016.

AUDIT COMMITTEE REPORT
The Audit Committee (the “Committee”) of the Company’s Board of Directors consists of four directors, all of whom meet the independence standards of the NYSE and the applicable rules of the U.S. Securities and Exchange Commission. The Committee operates in accordance with a written charter adopted by the Board of Directors. The Committee reviews the charter on an ongoing basis and a copy, which has been approved by the Board of Directors, is available on the Company’s website at www.dycomind.com.
The Committee’s primary responsibility is to assist the Board of Directors in fulfilling its responsibility for oversight of (a) the quality and integrity of the Company’s financial statements and related disclosures, internal controls and financial reporting, (b) the Company’s compliance with applicable legal and regulatory requirements, (c) the Company’s independent auditors’ qualifications, independence and performance and (d) the performance of the Company’s internal audit and control functions.
Management has the primary responsibility for preparing the Company’s consolidated financial statements and the overall financial reporting process, including maintaining the Company’s system of internal accounting controls. The Company’s independent auditor, PricewaterhouseCoopers LLP, has the responsibility for auditing the Company’s financial statements and issuing opinions as to the conformity of those audited financial statements with accounting principles generally accepted in the United States of America, and the effectiveness of the Company’s internal control over financial reporting. The Committee monitors and oversees this process.
The Committee reviewed the Company’s audited consolidated financial statements and the results of the audits relating to the Company’s internal control over financial reporting for the 2016 fiscal year, and discussed those matters with management and PricewaterhouseCoopers LLP. During the 2016 fiscal year, the Committee also discussed the interim financial information contained in each quarterly earnings announcement with management and PricewaterhouseCoopers LLP prior to public release. In addition, the Committee regularly discussed with management, the internal auditors and PricewaterhouseCoopers LLP, the quality and adequacy of the Company’s internal controls and the internal audit function’s organization, responsibilities, budget and staffing and the quality of the Company’s financial reporting. The Committee regularly meets separately with management, the Company’s internal auditors and PricewaterhouseCoopers LLP. The Committee reviewed with both PricewaterhouseCoopers LLP and the internal auditors their audit plans, audit scope, and the identification of audit risks. The Committee also discussed with PricewaterhouseCoopers LLP all matters required by Public Company Accounting Oversight Board (United States) Auditing Standard No. 16, “Communications with Audit Committees,” as currently in effect.
As part of the Committee’s oversight responsibilities of the audit process, the Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with PricewaterhouseCoopers LLP any relationships that may impact their objectivity and independence from the Company and from management of the Company.
Based on the aforementioned reviews and discussions, the Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended July 30, 2016 for filing with the United States Securities and Exchange Commission. The Committee also approved the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for the 2017 fiscal year.

Audit Committee
Patricia L. Higgins, Chair Charles B. Coe Stephen C. Coley Laurie J. Thomsen

PROPOSAL 2 – RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITOR
General
PricewaterhouseCoopers LLP has been appointed by the Audit Committee of the Board of Directors to serve as the Company’s independent auditor for fiscal 2017. Shareholder ratification of this appointment is not required by the Company’s Amended and Restated By-laws or otherwise; however, the Board of Directors considers a proposal for shareholders to ratify the appointment to be an opportunity for shareholders to provide direct feedback to the Audit Committee on an important aspect of corporate governance and good corporate practice. If shareholders fail to ratify the appointment, the Audit Committee will consider whether it is appropriate to select another registered independent public accounting firm. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different registered independent public accounting firm at any time during the year if the Audit Committee believes this change would be in the best interest of the Company and its shareholders.
Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting for the purposes of responding to shareholders’ questions and making statements that they consider appropriate.
Recommendation of the Board of Directors
The Board of Directors recommends that you vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for fiscal 2017.
Principal Accounting Firm Fees
Since December 4, 2014, the Company has engaged PricewaterhouseCoopers LLP as its independent registered public accounting firm. The following table represents aggregate fees billed for the fiscal years ended July 30, 2016 and July 25, 2015 by PricewaterhouseCoopers LLP, our principal independent registered public accounting firm, and by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates, our prior independent registered public accounting firm:

	2016	2015
PricewaterhouseCoopers LLP
Audit Fees(a)	$3,438,329	$3,431,800
Audit-Related Fees(b)	—	—
Tax Fees(c)	201,770	4,750
All Other Fees(d)	—	—

Deloitte & Touche LLP
Audit Fees(a)	—	70,000
Audit-Related Fees(b)	—	—
Tax Fees(c)	—	—
All Other Fees(d)	—	—
Total	$3,640,099	$3,506,550
__________

(a)
Audit Fees for each of fiscal 2016 and 2015 consist of fees and expenses for professional services in connection with the audit of the annual financial statements, reviews of the Company’s quarterly reports filed on Form 10-Q and reviews of registration statements and other periodic filings with the SEC. Amounts also include fees for the audit of the Company’s internal control over financial reporting, as promulgated by Section 404 of the Sarbanes-Oxley Act.

(b)
Audit-Related Fees are fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and internal control over financial reporting.

(c)	Tax Fees include fees for tax research and tax advice.

(d)	All Other Fees are fees for any services not included in the first three categories.

Audit Committee Pre-Approval of Audit and Non-Audit Services
The Company’s independent auditor fee pre-approval policy provides for an annual process through which the Audit Committee evaluates and pre-approves the nature, scope and fees associated with the annual audit of the Company’s financial statements and other audit related services. The Audit Committee pre-approves all other audit and permissible non-audit services provided by the Company’s independent auditors on a case-by-case basis. These services may include audit services, audit-related services, tax services and other permissible services.

PROPOSAL 3 – ADVISORY VOTE ON EXECUTIVE COMPENSATION
Pursuant to the rules of the SEC, the Company is required to provide shareholders with a non-binding advisory vote to approve the compensation of the Named Executive Officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC.
The Company’s executive compensation program has been designed to attract, motivate and retain high-quality executives; align the financial interests of those executives with the financial interests of the Company’s shareholders; and reward executive actions that support the Company’s business goals and enhance long-term shareholder returns. As a result, the program links the compensation of Named Executive Officers, including the Chief Executive Officer, with the Company’s performance by placing a substantial amount of total executive compensation, including compensation of the Chief Executive Officer, “at risk” based on the performance of the Company.
The Company seeks to implement and maintain sound compensation governance practices to ensure adherence to its pay-for-performance philosophy while appropriately managing risk and aligning the executive compensation program with the financial interests of shareholders. As discussed in greater detail in the “Executive Compensation—Compensation Discussion and Analysis” section (“CD&A”) beginning on page 14 of this Proxy Statement, the principal practices include (i) stock ownership guidelines that require the Chief Executive Officer and the non-employee directors to own minimum amounts of Company common stock; (ii) shareholding requirements for the Named Executive Officers (other than the Chief Executive Officer) with respect to time vesting restricted stock unit awards granted under the Company’s equity incentive plans; (iii) risk mitigation through caps on maximum annual cash incentive awards that may be paid to the Named Executive Officers; and (iv) providing a significant portion of the compensation of the Named Executive Officers in the form of long-term incentive opportunities, with a cap on the maximum number of performance vesting restricted stock units that may be paid out. The Compensation Committee regularly reviews the executive compensation program to ensure alignment with the Company’s business strategies and compensation philosophy.
Shareholders are urged to read the CD&A beginning on page 14 of this Proxy Statement, as well as the 2016 Summary Compensation Table and related compensation tables and narrative, appearing on pages 35 through 42 of this Proxy Statement, which provide detailed information on the Company’s compensation policies and practices and the compensation of the Named Executive Officers.
For the reasons highlighted above, and more fully discussed in the CD&A, the Board of Directors unanimously recommends a vote for the following resolution:
“RESOLVED, that the shareholders approve the compensation of the Named Executive Officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the accompanying compensation tables and related narrative disclosure in this Proxy Statement.”
Shareholders may vote “for” or “against” this proposal, or may abstain from voting. This vote is advisory, which means it is non-binding on the Company, the Board of Directors or the Compensation Committee. However, the Compensation Committee intends to review the voting results and consider shareholder views in connection with the design and implementation of the executive compensation program.
Recommendation of the Board of Directors
The Board of Directors recommends that Shareholders vote “FOR” the resolution approving, on a non-binding advisory basis, the compensation of the Named Executive Officers.

ADDITIONAL INFORMATION
Proposals for Fiscal Year 2017 Annual Meeting of Shareholders
Submission of Proposals for Inclusion in 2017 Proxy Materials. Proposals that shareholders intend to present at the 2017 Annual Meeting of Shareholders must be received by the Secretary of the Company on or before June 15, 2017 to be considered for inclusion in the Company’s proxy materials for that meeting. If the date of our 2017 Annual Meeting of Shareholders is changed by more than 30 days from the date of the 2016 Annual Meeting of Shareholders, such proposals must be received a reasonable time before the Company sends out proxy material for its 2017 Annual Meeting of Shareholders.
Advance Notice Provisions under By-laws. Shareholders who desire to propose an item of business for action at an annual meeting of shareholders (other than proposals submitted by inclusion in the Proxy Statement), including the election of a director, must follow certain procedures set forth in the Company’s Amended and Restated By-laws. In general, written notice must be received by the Secretary of the Company not less than ninety (90) days or more than one hundred twenty (120) days before the anniversary date of the immediately preceding annual meeting of shareholders. The notice should contain a brief description of the proposal and the reason for conducting such business; the name and address of the shareholder proposing such business, as it appears in our books; the class and number of shares of the Company that are beneficially owned by the shareholder; and any financial interest of the shareholder in such business. Shareholders should, however, consult the Company’s Amended and Restated By-laws to ensure that the specific requirements of such notice are met. A copy of the Company’s Amended and Restated By-laws may be obtained by any shareholder, without charge, upon written request to the Secretary of the Company at 11780 U.S. Highway 1, Suite 600, Palm Beach Gardens, Florida 33408.
All shareholder proposals should be sent to the Company’s executive offices at 11780 U.S. Highway 1, Suite 600, Palm Beach Gardens, Florida 33408, Attention: Secretary.
Expenses of Solicitation
The Company will bear the cost of this solicitation of proxies, including the preparation, printing and mailing of proxy materials. Proxies may be solicited by directors, officers and regular employees of the Company, without compensation, in person or by mail, telephone, facsimile transmission, telephone or electronic transmission. In addition, the Company may supplement the original solicitation of proxies by mail with solicitation by telephone, telegram and other means by directors, officers and regular employees of the Company. The Company will not pay additional compensation to these individuals for any such services.
The Company has engaged Innisfree M&A Incorporated as the proxy solicitor for the Annual Meeting for an approximate fee of $12,500 plus out-of-pocket costs. The Company will reimburse brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in forwarding proxy material to beneficial owners.
Other Matters
We know of no other matters that will be brought before the Annual Meeting other than the matters referred to in this Proxy Statement. If, however, any matters properly come before the Annual Meeting, the persons named as proxies and acting thereon will have discretion to vote on those matters according to their judgment to the same extent as the person delivering the proxy would be entitled to vote.
Notice of Internet Availability of Proxy Materials
Dycom Industries, Inc.’s 2016 Proxy Statement and its 2016 Annual Report to Shareholders are available at the Company’s website, www.dycomind.com. Please note that the other information contained in or connected to our website is not intended to be part of this Proxy Statement.

By Order of the Board of Directors,

Richard B. Vilsoet Vice President, General Counsel and Secretary
October 13, 2016

APPENDIX A
Supplemental Information about Fiscal 2016 Financial Overview and Strategic Developments
The Company uses information in the section entitled “Executive Compensation—Compensation Discussion and Analysis—Executive Summary—Fiscal 2016 Financial Overview and Strategic Developments” in this Proxy Statement that is derived from its consolidated financial statements, but that is not presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Certain of this information is considered Non-GAAP financial measures under the United States Securities and Exchange Commission rules. The Non-GAAP financial measures may be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results.
GAAP to Non-GAAP Reconciliations (Unaudited)
Organic Contract Revenues
The below table presents the reconciliation of contract revenues adjusted for revenue from subsidiaries acquired in fiscal 2016 and fiscal 2015, and adjusting for the additional week of operations during the fourth quarter of fiscal 2016 as a result of the Company’s 52/53 week fiscal year.

	Contract Revenues – GAAP	Revenues from businesses acquired(1)	Additional week of revenue as a result of the Company’s 52/53 week year(2)	Contract Revenues – Non-GAAP	% Growth – GAAP	% Growth – Non-GAAP
	(Dollars in thousands)
Fiscal Year Ended July 30, 2016	$2,672,542	$(158,965)	$(52,897)	$2,460,680	32.2%	22.7%
Fiscal Year Ended July 25, 2015	$2,022,312	$(17,657)	—	$2,004,655
__________

(1)	Amounts for the fiscal year ended July 30, 2016 and July 25, 2015 represent revenues from acquired businesses that were not owned for the full period in both the current and prior year periods.

(2)
Calculated as total fourth quarter of fiscal 2016 contract revenues less contract revenues for the fourth quarter of fiscal 2016 from businesses acquired that were not owned for the full period in both the current and prior year period, divided by 14 weeks.

A-1

Adjusted EBITDA
The below table presents the Non-GAAP financial measure of Adjusted EBITDA for the fiscal year ended July 30, 2016 and July 25, 2015 and a reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP measure.

	Fiscal Year Ended July 30, 2016	Fiscal Year Ended July 25, 2015
	(Dollars in thousands)
Reconciliation of Net income to Adjusted EBITDA:
Net income	$128,740	$84,324
Interest expense, net	34,720	27,025
Provision for income taxes	77,587	51,260
Depreciation and amortization expense	124,940	96,044
Earnings Before Interest, Taxes, Depreciation & Amortization (“EBITDA”)	365,987	258,653
Gain on sale of fixed assets	(9,806)	(7,110)
Stock-based compensation expense	16,850	13,923
Loss on debt extinguishment	16,260	—
Acquisition-related costs	715	—
Adjusted EBITDA (Non-GAAP)	$390,006	$265,466

Adjusted Net Income

The below table presents the Non-GAAP financial measure of Adjusted Net Income for the fiscal year ended July 30, 2016 and a reconciliation of Non-GAAP Adjusted Net Income to net income.

Fiscal Year Ended July 30, 2016
(Dollars in thousands)
Reconciliation of Net income to Adjusted Net Income:
Net income	$128,740
Adjustments
Pre-tax loss on debt extinguishment	16,260
Pre-tax non-cash amortization of debt discount	14,709
Acquisition related costs	715
Tax impact of adjustments	(12,040)
Total adjustments, net of tax	19,644
Adjusted Net Income (Non-GAAP)	$148,384

A-2

DYCOM

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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you vote by Internet or by phone, you do not need to mail back your proxy card.

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E13998-P83024 KEEP THIS PORTION FOR YOUR RECORDS

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DYCOM INDUSTRIES, INC.

The Board of Directors recommends that you vote "FOR" the nominees listed in Proposal 1:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Eitan Gertel	☐	☐	☐
1b. Anders Gustafsson	☐	☐	☐

The Board of Directors recommends that you vote "FOR" Proposals 2 and 3:

	For	**Against**	**Abstain**
2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent auditor for fiscal 2017.	☐	☐	☐
3. To approve, by non-binding advisory vote, the compensation of the Company's named executive officers.	☐	☐	☐

NOTE: The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Shareholder(s). **IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES LISTED IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3.** If other matters properly come before the meeting, or if cumulative voting is required, the person named in this proxy will vote in their discretion.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting. ☐ Yes ☐ No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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Meeting Location

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E13999-P83024

DYCOM INDUSTRIES, INC.
Proxy for the 2016
Annual Meeting of Shareholders - November 22, 2016
This Proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Steven E. Nielsen and H. Andrew DeFerrari, and each of them, proxies and attorneys-in-fact, with the power of substitution (the action of both of them or their substitutes present and acting or if only one be present and acting, then the action of such one to be in any event controlling), to vote all shares of common stock held of record by the undersigned on October 3, 2016, at the 2016 Annual Meeting of Shareholders (the "Annual Meeting") of the Company scheduled to be held on November 22, 2016, and at any adjournments or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES LISTED IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3. IF OTHER MATTERS PROPERLY COME BEFORE THE MEETING, OR IF CUMULATIVE VOTING IS REQUIRED, THE PERSON NAMED IN THIS PROXY WILL VOTE IN THEIR DISCRETION. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

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